Exhibit 4(a)(i)

TRUST DEED

EXECUTION VERSION

19 September 2024

INTERCONTINENTAL HOTELS GROUP PLC

and

IHG FINANCE LLC

(together, the Issuers)

and

INTERCONTINENTAL HOTELS GROUP PLC

and

IHG FINANCE LLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

(together, the Guarantors)

and

U.S. BANK TRUSTEES LIMITED

(the Trustee)

AMENDED AND RESTATED TRUST DEED

relating to a £4,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

Freshfields Bruckhaus Deringer LLP

100 Bishopsgate

London EC2P 2SR

Page I

THIS AMENDED AND RESTATED TRUST DEED is made on 19 September 2024 (this Trust Deed)

BETWEEN

(1)	INTERCONTINENTAL HOTELS GROUP PLC (the Parent) as an issuer and as a guarantor in respect of issuances by IHG Finance LLC;

(2)	IHG FINANCE LLC as an issuer (together with the Parent in its capacity as an issuer, each an Issuer and together the Issuers) and as a guarantor in respect of Notes issued by the Parent;

(3)	SIX CONTINENTS LIMITED as a guarantor;

(4)

INTERCONTINENTAL HOTELS LIMITED as a guarantor (together with (i) the Parent in its capacity as guarantor in respect of issuances by IHG Finance LLC, (ii) IHG Finance LLC in its capacity as guarantor in respect of Notes issued by the Parent and (iii) Six Continents Limited, each a Guarantor and together, the Guarantors); and

(5)	U.S. BANK TRUSTEES LIMITED (the Trustee, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A) The Parent, IHG Finance LLC, Six Continents Limited and InterContinental Hotels Limited and HSBC Corporate Trustee Company (UK) Limited are party to a trust deed dated 27 November 2009, as supplemented by the first supplemental trust deed dated 7 July 2011, and as amended and restated by the amended and restated trust deed dated 9 November 2012, the amended and restated trust deed dated 16 June 2015, the amended and restated trust deed dated 11 August 2016, the amended and restated trust deed dated 14 September 2020, and the amended and restated trust deed dated 21 September 2023 (pursuant to which U.S. Bank Trustees Limited acts as Trustee for any Notes issued from 21 September 2023 onwards) as supplemented by the global supplemental trust deed dated 12 October 2023 (the Principal Trust Deed) relating to the Euro Medium Term Note Programme established by the Parent, Six Continents Limited and InterContinental Hotels Limited, pursuant to which, the Issuers may issue from time to time Notes as set out herein (the Programme). The Parent, the Guarantors and the Trustee desire to amend and restate the Principal Trust Deed in its entirety as set forth in this Trust Deed.

(B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C) Notes up to a maximum nominal amount from time to time outstanding of £4,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the Authorised Amount) may be issued pursuant to the Programme. Any Notes issued under the Programme on or after the date hereof shall be issued pursuant to this Trust Deed. This does not affect any Notes issued under the Programme or any rights or obligations accrued or incurred under the Principal Trust Deed prior to the date of this Trust Deed.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Trust Deed the following expressions have the following meanings:

Additional Rating Agency means Moody’s and Fitch;

Agency Agreement means, in relation to the Notes of any Series, the amended and restated agency agreement dated 19 September 2024 (as further amended, modified, restated and supplemented from time to time) between the Issuers, the Guarantors, the Trustee, Elavon Financial Services DAC and Elavon Financial Services DAC, UK Branch appointing the initial Paying Agent, the Registrar, the Calculation Agent and the Transfer Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents, a Successor registrar, a Successor calculation agent or Successor transfer agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

Agents means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Transfer Agent or any of them;

Appointee means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under this Trust Deed;

Auditors means the auditors for the time being of the Relevant Issuer or, as the case may be, a Guarantor and, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

Authorised Signatory means in relation to each Issuer and each Guarantor, any person who (a) is a Director of such Issuer or, as the case may be, such Guarantor or (b) has been notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 8(p) (Authorised Signatories);

Bearer Note means a Note issued in bearer form;

Calculation Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as calculation agent in relation to such Notes pursuant to the Agency Agreement and/or, if applicable, Successor calculation agent in relation to such Notes at its Specified Office;

CGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

CGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

Change of Control has the meaning given to such term in Condition 2(a) (Interpretation - Definitions);

Clearstream means Clearstream Banking SA;

the Code means the U.S. Internal Revenue Code of 1986;

Common Safekeeper means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

Conditions means:

(a)

in relation to the Bearer Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Bearer Notes of any such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms(s) applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Bearer Notes of such Series accordingly; and

(b)

in relation to the Registered Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Note Certificates in respect of such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Relevant Issuer, the Registrar, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Registered Notes of such Series accordingly;

Contractual Currency means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 14.1 (Remuneration), pounds sterling or such other currency as may be agreed between the Relevant Issuer and the Trustee from time to time;

Couponholder means the holder of a Coupon;

Coupons means any bearer interest coupons appertaining to the Bearer Notes of any Series in or substantially in the form set out in Part D of Schedule 2, in the case of Notes issued by the Parent and Part I of Schedule 2, in the case of Notes issued by IHG Finance LLC, appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons) and, where the context so permits, the Talons appertaining to the Definitive Notes of such Series;

Dealer Agreement means the agreement between the Issuers, the Guarantors and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

Dealers means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuers or the Relevant Issuer (as the case may be) may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuers or the Relevant Issuer (as the case may be) in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuers or the Relevant Issuer (as the case may be) in accordance with the provisions of the Dealer Agreement and references to the relevant Dealer(s) mean, in relation to any Note, the Dealer(s) with whom the Relevant Issuer has agreed the issue and purchase of such Note;

Definitive Notes means Bearer Notes in definitive form issued or, as the case may be, required to be issued by the Relevant Issuer in accordance with the provisions of the Dealer Agreement or any other agreement between the Relevant Issuer and the relevant Dealer(s), the Agency Agreement and this Trust Deed in exchange for a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the relevant Final Terms), such Bearer Notes in definitive form being in the form or substantially in the form set out in Part C of Schedule 2, in the case of Notes issued by the Parent and Part H of Schedule 2, in the case of Notes issued by IHG Finance LLC;

Director means any Director of an Issuer or, as the case may be, a Guarantor, from time to time;

Drawdown Prospectus means a prospectus specific to a Tranche of Notes which may be constituted either (a) by a single document or (b) by a registration document and a securities note;

Euroclear means Euroclear Bank SA/NV;

Event of Default means any one of the circumstances described in Condition 12 (Events of Default) (but, in the case of Conditions 12(b), (d) and (f) to (i) inclusive, only if the Trustee shall have certified in writing that such event is in its opinion materially prejudicial to the interests of the Noteholders);

Extraordinary Resolution has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders);

FATCA means Sections 1471 through 1474 of the Code (including any regulations thereunder or official interpretation thereof), intergovernmental agreements between the United States and other jurisdictions facilitating the implementation thereof, and any law implementing any such intergovernmental agreement;

FATCA Information has the meaning given to it in Clause 8(ff);

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA;

Final Terms has the meaning ascribed to it in the Dealer Agreement;

Fitch means Fitch Ratings Ltd or any successor;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Relevant Issuer, the Relevant Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the Relevant Issuer, the Relevant Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

FSMA means the Financial Services and Markets Act 2000;

Global Note means a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;

Global Registered Note Certificate means, in relation to any Series of Registered Notes, any Global Registered Note Certificate issued or to be issued pursuant to Clause 5.2 (Global Registered Note Certificates) in or substantially in the form set out in Part A of Schedule 3, in the case of Notes issued by the Parent, or Part F of Schedule 3, in the case of Notes issued by IHG Finance LLC;

Individual Note Certificate means, in relation to any Series of Registered Notes, any Individual Note Certificate representing a Noteholder’s entire holding of Notes, in or substantially in the form set out in Part B of Schedule 3, in the case of Notes issued by the Parent, or Part D of Schedule 3, in the case of Notes issued by IHG Finance LLC;

ICSDs means Clearstream and Euroclear;

Issue Date means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Relevant Issuer, the Relevant Guarantors and the relevant Dealer(s);

Interest Commencement Date means, in relation to any interest-bearing Note, the date specified in the relevant Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

Liabilities or Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Stock Exchange means the London Stock Exchange plc;

Material Subsidiary has the meaning set out in Condition 2(a) (Interpretation - Definitions);

Moody’s means Moody’s Investors Service Limited or any successor;

New Safekeeping Structure means a structure where a Global Registered Note Certificate which is registered in the name of a Common Safekeeper (or its nominee) for Euroclear and/or Clearstream and/or any other relevant clearing system and the Global Registered Note Certificate will be deposited on or about the issue date with the Common Safekeeper for Euroclear and/or Clearstream;

NGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

NGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

Note Certificate means, in relation to any Series, any Global Registered Note Certificate or Individual Note Certificate and includes any replacement Note Certificate issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons);

Noteholder and (in relation to a Note) holder means, in the case of a Bearer Note, the bearer of a Note, or, in the case of a Registered Note, a person in whose name a Note is registered in the Register (or in the case of joint holders, the first named thereof), save that, for so long as the Notes of any Series are represented by a Global Note or Global Registered Note Certificate, each person who has for the time being a particular principal amount of such Notes credited to his securities account in the records of Clearstream or Euroclear shall be deemed to be the Noteholder in respect of the principal amount of such Notes for all purposes hereof other than for the purpose of payments in respect thereof, the right to which shall be vested, as against the Relevant Issuer and the Trustee, solely in the bearer, in the case of a Bearer Note, or registered holder, in the case of a Registered Note, of such Global Note or Global Registered Note Certificate, as applicable, in accordance with and subject to the terms of this Trust Deed and such Global Note or Global Registered Note Certificate;

Notes means the notes of each Series constituted in relation to or by this Trust Deed which shall, in the case of Bearer Notes, be in or substantially in the form set out in Schedule 2 and, in the case of Registered Notes, be represented by a Note Certificate in or substantially in the form set out in Schedule 3 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons) and (except for the purposes of Clauses 5.1 (Global Notes), 5.2 (Global Registered Note Certificate) and 5.4 (Signature)) each Global Note or Global Registered Note Certificate in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

outstanding means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)	those which have been redeemed in accordance with the Conditions and this Trust Deed;

(b)

those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 18 (Notices)) and remain available for payment in accordance with the Conditions;

(c)

those which have been purchased and surrendered for cancellation as provided in Condition 9(k) (Redemption and Purchase - Cancellation) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 13 (Prescription);

(e)	in the case of Bearer Notes only:

(i)

those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons); or

(ii)

(for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons);

provided that for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the holders of Notes of any Series, passing an Extraordinary Resolution (as defined in Schedule 4 (Provisions for Meetings of Noteholders) in writing or passing an Extraordinary Resolution by way of electronic consents given through the relevant clearing systems as envisaged by Schedule 4 (Provisions for Meetings of Noteholders);

(ii)

the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 11.1 (Legal Proceedings) and 9.1 (Waiver), Conditions 12 (Events of Default), 16 (Meetings of Noteholders; Modification and Waiver) and 17 (Enforcement) and Schedule 4 (Provisions for Meetings of Noteholders);

(iii)

any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or timing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Relevant Issuer, any Relevant Guarantor or any Subsidiary) for the benefit of the Relevant Issuer, any Relevant Guarantor or any Subsidiary of the Parent shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Parent means InterContinental Hotels Group PLC;

Paying Agents means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices appointed pursuant to the relative Agency Agreement and/or, if applicable, any additional and/or Successor paying agents in relation to such Series at their respective Specified Offices;

Permanent Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 (Global Notes) in the form or substantially in the form set out in Part B of Schedule 2 in the case of Notes issued by the Parent, or Part G of Schedule 2 in the case of Notes issued by IHG Finance LLC;

Potential Event of Default means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 12 (Events of Default), become an Event of Default;

Principal Paying Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

Put Option has the meaning given to such term in Condition 9(f) (Redemption and Purchase – Redemption at the option of Noteholders);

Rating Agency means S&P or any of its respective successors or any Substitute Rating Agency and, for the purposes of Condition 9(g) (Redemption and Purchase – Change of Control Redemption), includes any Additional Rating Agency;

Register means the register maintained by the Registrar at its Specified Office;

Registered Note means a Note issued in registered form;

Registrar means, in relation to the Registered Notes of any Series, the institution at its Specified Office initially appointed as registrar in relation to such Notes pursuant to the relative Agency Agreement and/or, if applicable, any successor registrar in relation to such Notes at its Specified Office;

Relevant Date has the meaning ascribed to it in Condition 2(a) (Interpretation - Definitions);

Relevant Guarantor means:

(a)	in respect of Notes issued by the Parent, Six Continents Limited, InterContinental Hotels Limited and IHG Finance LLC; and

(b)	in respect of Notes issued by IHG Finance LLC, the Parent, Six Continents Limited and InterContinental Hotels Limited;

Relevant Issuer means, in relation to any Tranche of Notes, whichever of the Parent or IHG Finance LLC as is specified as the issuer of such Notes in the relevant Final Terms, as the case may be;

Reserved Matter has the meaning set out in paragraph 1 of Schedule 4 (Provisions for Meetings of Noteholders);

repay includes redeem and vice versa and repaid, repayable, repayment, redeemed, redeemable and redemption shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

Specified Office has the meaning given in the Agency Agreement;

Subsidiary has the meaning set out in Condition 2(a) (Interpretation - Definitions);

Substitute Rating Agency means any rating agency of international standing substituted for the Rating Agency by the Parent from time to time with the prior written approval of the Trustee, such approval not to be unreasonably withheld or delayed;

Successor means, in relation to the Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as an Agent;

Successor in Business means in respect of a company (the Original Company):

(a)

a company or other entity to whom the Original Company validly and effectually, in accordance with all enactments, orders and regulations in force for the time being and from time to time, transfers the whole or substantially the whole of its business, undertaking and assets for the purpose of assuming and conducting the business of the Original Company in its place; or

(b)

any other entity which acquires in any other manner the whole or substantially the whole of the undertaking, property and assets of the Original Company and carries on as a successor to the Original Company the whole or substantially the whole of the business carried on by the Original Company prior thereto;

S&P means S&P Global Ratings UK Limited or any successor;

Talonholder means the holder of a Talon;

Talons means any bearer talons appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons);

Temporary Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2 in the case of Notes issued by the Parent, or Part F of Schedule 2 in the case of Notes issued by IHG Finance LLC;

this Trust Deed means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

Tranche means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

Transfer Agents means, in relation to the Notes of any Series, the institution(s) at their respective Specified Offices initially appointed pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Series at their respective Specified Offices;

Trustee Acts means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

Written Resolution has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders); and

Zero Coupon Note means a Note on which no interest is payable.

1.2	Principles of interpretation

In this Trust Deed:

(a)

Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification, amendment or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification, amendment or re-enactment;

(b)

Additional amounts: principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts, any redemption amounts and any premium which may be payable under the Conditions;

(c)

Relevant Currency: relevant currency shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the relevant Final Terms;

(d)	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e)

Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(f)

Clauses and Schedules: any reference to a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

(g)

Clearing systems: Euroclear and/or Clearstream shall, wherever the context so admits (but not in the case of any Notes in NGN form), be deemed to include references to any additional or alternative clearing system approved by the Relevant Issuer and the Trustee;

(h)

Trust corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

(i)	Coupons: in the case of any Notes which are Zero Coupon Notes or Registered Notes, references to Coupons and Couponholders in this Trust Deed are not applicable to such Notes;

(j)

Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;

(k)

Records: any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD);

(l)

Drawdown Prospectus: each reference to Final Terms shall, in the case of a Series of Notes which is the subject of a Drawdown Prospectus be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus;

(m)

Guarantees: all references in this Trust Deed to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof; and

(n)

Proceedings: all references in these presents to taking proceedings against the Relevant Issuer and/or the Relevant Guarantors shall be deemed to include references to proving in the winding up of the Relevant Issuer and/or any Relevant Guarantor (as the case may be).

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed. In the event of an inconsistency between this Trust Deed and the Conditions, this Trust Deed shall prevail.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Written Notices/Approvals

Any reference to a written notice or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice being given by email.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Authorised Amount and, for the purpose of determining such aggregate nominal amount, Clause 4.1.14 of the Dealer Agreement shall apply.

2.2	Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Relevant Issuer shall:

(a)

deliver or cause to be delivered to the Trustee a draft of the relevant Final Terms and, if applicable, notify the Trustee of any proposed changes to the draft Final Terms delivered to the Trustee; and

(b)	notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

For the avoidance of doubt, the Trustee shall not be required in any case to approve such Final Terms.

2.3	Constitution of Notes

Upon the issue of the Temporary Global Note, in the case of Bearer Notes, or the Note Certificate, in the case of Registered Notes, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4	Further legal opinions

After each anniversary of this Trust Deed and prior to the first issue of any Notes, on each occasion when a legal opinion is delivered to a Dealer pursuant to Clause 5.11 of the Dealer Agreement and on such other occasions as the Trustee so requests, the Issuers (failing whom the Guarantors) will procure, at no cost to the Trustee, that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee, provided that the Trustee shall not be required to approve the applicable legal opinions. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.	COVENANT TO REPAY

3.1	Covenant to repay

Each Relevant Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order of a court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest (which shall accrue from day to day) on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

(a)

every payment of principal, interest or other sum due in respect of such Notes or any of them made to the Principal Paying Agent or the Registrar, as the case may be, in the manner provided in the Agency Agreement shall satisfy pro tanto, to the extent of such payment, the relevant covenant by the Issuers contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

(b)

if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Registrar, as the case may be, or the Trustee except, in the case of payment to the Principal Paying Agent or the Registrar, as the case may be, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

(c)

in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate (as the case may be) interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 (Zero Coupon Note Provisions) shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate (as the case may be) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders and Couponholders in accordance with their respective interests.

3.2	Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 12 (Application of Moneys) to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Relevant Issuer, the Relevant Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(i)

to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Coupons and Note Certificates and all sums, documents and records held by them in respect of Notes, Coupons and Note Certificates on behalf of the Trustee; and/or

(ii)

to deliver up all Notes, Coupons and Note Certificates and all sums, documents and records held by them in respect of Notes, Coupons and Note Certificates to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

(b)

by notice in writing to the Relevant Issuer and the Relevant Guarantors require each of them to make all subsequent payments in respect of Notes, Coupons and Note Certificates to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1(a) to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by such Issuer and the Guarantors) Clause 12.3 (Payments to Noteholders and Couponholders) shall cease to have effect.

3.3	Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 12 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes of the relevant Series become so due and repayable in accordance with Condition 12 (Events of Default) (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4	Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4.	GUARANTEE

4.1 (i) In respect of Notes issued by the Parent, Six Continents Limited, InterContinental Hotels Limited and IHG Finance LLC; and (ii) in respect of Notes issued by IHG Finance LLC, the Parent, Six Continents Limited and InterContinental Hotels Limited, hereby irrevocably and unconditionally and on a joint and several basis, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Relevant Issuer, guarantee to the Trustee:

(a)

the due and punctual payment in accordance with the provisions of this Trust Deed of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by the Relevant Issuer under this Trust Deed; and

(b)	the due and punctual performance and observance by the Relevant Issuer of each of the other provisions of this Trust Deed on the Relevant Issuer’s part to be performed or observed.

4.2 If the Relevant Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Relevant Guarantors shall cause each and every such payment to be made as if the Relevant Guarantors instead of the Relevant Issuer were expressed to be the primary obligor under this Trust Deed and not merely as surety (but without affecting the nature of the Relevant Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Relevant Issuer.

4.3 If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of this Trust Deed shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Relevant Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Relevant Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Relevant Issuer and the Relevant Guarantors shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof provided that the obligations of the Relevant Issuer and/or the Relevant Guarantors under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Relevant Issuer or other persons entitled through the Relevant Issuer.

4.4 Each of the Relevant Guarantors hereby agrees that its obligations under this Clause shall be unconditional and that it shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Relevant Issuer of, or of any defence or counter-claim whatsoever available to the Relevant Issuer in relation to, its obligations under this Trust Deed, whether or not any action has been taken to enforce the same or any judgment obtained against the Relevant Issuer, whether or not any of the other provisions of this Trust Deed have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Relevant Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 9 (Amendments and Substitution) whether or not there have been any dealings or transactions between the Relevant Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Relevant Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Relevant Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to any guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Relevant Issuer under this Trust Deed and this guarantee shall not be discharged nor shall the liability of a Guarantor under this Trust Deed be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

4.5 Without prejudice to the provisions of Clause 11 (Enforcement) the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Relevant Issuer and may from time to time make any arrangement or compromise with the Relevant Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

4.6 The Relevant Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Relevant Issuer, any right to require a proceeding first against the Relevant Issuer, protest or notice with respect to this Trust Deed or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Relevant Issuer under this Trust Deed, shall not be discharged except by complete performance of the obligations in this Trust Deed and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Relevant Guarantors or otherwise.

4.7 If any moneys shall become payable by the Relevant Guarantors under this guarantee the Relevant Guarantors shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)

in respect of any amounts paid by it under these guarantees, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the Relevant Guarantors by the Relevant Issuer, claim payment thereof or exercise any other right or remedy.

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Relevant Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Relevant Issuer, any payment or distribution of assets of the Relevant Issuer of any kind or character, whether in cash, property or securities, shall be received by the Relevant Guarantors before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Relevant Guarantors on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with Clause 12 (Application of Moneys).

4.8 Until all amounts which may be or become payable by the Relevant Issuer under this Trust Deed have been irrevocably paid in full, the Trustee may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Relevant Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Relevant Guarantors or an account of the Relevant Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.

5.	THE NOTES

5.1	Global Notes

(a)

The Bearer Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the relevant Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Definitive Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons, and where applicable Talons attached.

(b)	Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes.

(c)

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

5.2	Global Registered Note Certificates

(a)	The Registered Notes of each Tranche will initially be evidenced by a Global Registered Note Certificate.

(b)	Interests in the Global Registered Note Certificate shall be exchangeable, in accordance with their terms, for Individual Note Certificates.

5.3	Definitive Notes

Definitive Notes will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2 in the case of Notes issued by the Parent or Part H of Schedule 2 in the case of Notes issued by IHG Finance LLC. Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Definitive Notes at the time of issue. Definitive Notes will be endorsed with the Conditions and shall have endorsed thereon or attached thereto a copy of the relevant Final Terms (or the relevant provisions thereof).

5.4	Individual Note Certificates

Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part B of Schedule 3, in the case of Notes issued by the Parent, or Part D of Schedule 3, in the case of Notes issued by IHG Finance LLC. Individual Note Certificates will be endorsed with the Conditions.

5.5	Signature

The Global Notes, the Definitive Notes and the Note Certificates will be signed electronically or manually by a duly authorised person designated by the Relevant Issuer and will be authenticated electronically or manually by or on behalf of the Principal Paying Agent (in the case of Global Notes and Definitive Notes) or the Registrar (in the case of Note Certificates) and if applicable, will be effectuated electronically or manually by or on behalf of the Common Safekeeper. The Relevant Issuer may use the electronic signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note, Definitive Note or Note Certificate they are no longer so authorised. Global Notes, Definitive Notes or Note Certificates so executed, duly authenticated and, if applicable, duly effectuated will be binding and valid obligations of the Relevant Issuer.

5.6	Entitlement to treat holder as owner

The Relevant Issuer, the Relevant Guarantors, the Trustee and any Agent may deem and treat the holder of any Note or the holder of any Coupon as the absolute owner of such Note or Coupon, as the case may be, free of any equity, set-off or counterclaim on the part of the Relevant Issuer or any Relevant Guarantor against the original or any intermediate holder of such Note or Coupon (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes save as otherwise herein provided in relation to any Global Note or Global Registered Note Certificate and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Relevant Issuer, the Guarantors, the Trustee and any Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.7	Further Notes

The Relevant Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

6.	CANCELLATION OF NOTES AND RECORDS

6.1 The Relevant Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the Relevant Issuer, a Relevant Guarantor or any Subsidiary and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 (Replacement of Notes, Coupons and Talons) (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 (Replacement of Notes, Coupons and Talons), shall forthwith be cancelled by or on behalf of the Relevant Issuer and a certificate stating:

(i)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(ii)	the serial numbers of such Definitive Notes;

(iii)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(iv)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v)

the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any Subsidiary and cancelled and the serial numbers of such Definitive Notes and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(vi)

the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Definitive Notes and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)

the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(viii)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Relevant Issuer as soon as possible and in any event within one month after the end of each calendar quarter during which any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2 The Relevant Issuer shall procure (a) that the Principal Paying Agent or the Registrar, as the case may be, shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption, any cancellation or any payment (as the case may be) and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (b) that the Principal Paying Agent or the Registrar, as the case may be, shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	COVENANT TO COMPLY WITH THE TRUST DEED

7.1	Covenant to comply with the Trust Deed

Each of the Issuers and each Guarantor severally covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuers, the Guarantors, the Noteholders, the Couponholders and all persons claiming through or under them respectively. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

7.2	Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Relevant Issuer and each Relevant Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

8.	COVENANTS BY THE ISSUERS AND THE GUARANTORS

So long as any of the Notes remains outstanding, the Issuers and the Guarantors will each:

(a)

Books of account: at all times keep and (in the case of the Parent only) procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Relevant Issuer or, as the case may be, the Relevant Guarantor to be prepared (if required by applicable law) and, if the Trustee, in its sole opinion, determines that it is necessary to request access to such books of account, allow the Trustee and any person appointed by it, to whom the Relevant Issuer, the Relevant Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection, free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Parent;

(b)

Event of Default: give notice in writing to the Trustee forthwith of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 5 (Negative Pledge) or of the occurrence of any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event and without waiting for the Trustee to take any further action;

(c)

Certificate of Compliance: provide to the Trustee within seven days of any request by the Trustee and at the time of the despatch to the Trustee of the Parent’s annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate, signed by two Authorised Signatories of the Relevant Issuer or, as the case may be, the Relevant Guarantor certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the Certified Date) the Relevant Issuer or, as the case may be, the Relevant Guarantor has complied with its obligations under this Trust Deed and the Notes (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default, Potential Event of Default, Change of Control Put Event, Change of Control or other matter which could affect the ability of the Relevant Issuer or, as the case may be, the relevant Guarantor to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

(d)

Financial statements: send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Parent’s or, as the case may be, the Relevant Guarantor’s consolidated annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the Parents’ members or holders of debentures or its creditors (or any class of them) or, as the case may be, the Relevant Guarantor in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection or collection by Noteholders and Couponholders at the Specified Offices of the Paying Agents, as soon as practicable thereafter;

(e)

Information: so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require in accordance with its fiduciary duties and obligations to the Noteholders and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 8(c) (Certificate of Compliance)) for the exercise of its duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(f)

Notes held by the Relevant Issuer and the Relevant Guarantors: send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Relevant Issuer or, as the case may be, the Relevant Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the Relevant Issuer, the Relevant Guarantor or any Subsidiary;

(g)

Execution of further Documents: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

(h)

Notices to Noteholders: send or procure to be sent to the Trustee not less than five business days in London prior to the date of publication (unless a shorter period is agreed between the Relevant Issuer and the Trustee), for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with Condition 18 (Notices) and not publish such notice without such approval (such approval not to be unreasonably withheld or delayed and unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000) provided that such approval shall not be required in respect of notices required to be published by applicable laws and regulations, and, upon publication of any notice to Noteholders, send to the Trustee a copy of such notice;

(i)

Notification of non-payment: use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

(j)

Notification of late payment: in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made in accordance with Condition 18 (Notices);

(k)

Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

(l)

Tax or optional redemption: if the Relevant Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 9(b) (Redemption and Purchase – Redemption for tax reasons) or 9(c) (Redemption and Purchase – Redemption at the option of the relevant Issuer (Issuer Call Option)) and prior to the Relevant Issuer giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

(m)

Obligations of Agents: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement, procure that the Registrar maintains the Register and notify the Trustee immediately if it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons and at all times maintain Agents and a Calculation Agent in accordance with the Conditions;

(n)

Change of taxing jurisdiction: if before the Relevant Date for any Note or Coupon the Relevant Issuer or any Relevant Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the Relevant Jurisdiction(s), immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 (Taxation) with the substitution of (or, as the case may be, the addition to) the references therein to the Relevant Jurisdiction with references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Relevant Issuer or, as the case may be, the relevant Guarantor shall have become subject as aforesaid, such trust deed also to modify Condition 11 (Taxation) so that such Condition shall make reference to that other or additional territory;

(o)

Listing: at all times use reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority, stock exchange and/or quotation system on which they are admitted to listing, trading and/or quotation on issue as indicated in the relevant Final Terms or, if it is unable to do so having used all reasonable endeavours or, if the Trustee considers that the maintenance of such admission to listing, trading and/or quotation is certified by two Authorised Signatories of the

Relevant Issuer to be unduly burdensome or impractical and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other competent authority, stock exchange and/or quotation system as the Relevant Issuer and the Relevant Guarantors may (with the approval of the Trustee) decide and give notice of the identity of such other competent authority, stock exchange or quotation system to the Noteholders;

(p)

Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of each Issuer and each Guarantor, together with certified specimen signatures of the same;

(q)

Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder;

(r)	Notification of amendment to agreements: notify the Trustee of any amendment to the Dealer Agreement, and any amendment(s) to or waiver(s) of the terms of this Trust Deed and the Agency Agreement;

(s)

Auditor’s certificates: cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant stock exchange;

(t)

Further documents: at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(u)

Appointment and removal of Agents: give notice to the Noteholders in accordance with Condition 18 (Notices) of any appointment, resignation or removal of any Agent or Calculation Agent (other than the appointment of the initial Agents and Calculation Agent) after having obtained the prior written approval of the Trustee thereto or any change of any Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; provided always that so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent or Registrar, as the case may be, no such termination shall take effect until a new Calculation Agent, Principal Paying Agent or Registrar (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(v)	Subsidiaries: in respect of the Parent only, procure its Subsidiaries to comply with all applicable provisions of Condition 9 (Redemption and Purchase);

(w)

Documents available for inspection: use reasonable endeavours to procure that each Agent makes available for inspection by Noteholders and Couponholders at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuers and the Guarantors (if available);

(x)

U.S. Paying Agent: if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 18 (Notices);

(y)	Dealer Agreement: promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Dealer Agreement;

(z)

List of Material Subsidiaries: give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (c) above, a certificate signed by two Authorised Signatories of the Parent addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Parent which as at the date hereof, as at the Certified Date (as defined in paragraph (c) above) of the relevant certificate given under paragraph (c) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Parent became available were Material Subsidiaries for the purposes of Condition 12 (Events of Default);

(aa)

Change in Material Subsidiaries: give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Parent which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories of the Parent addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(bb)

Coupons: upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Relevant Issuer, the Relevant Guarantors or any other Subsidiary of the Parent;

(cc)

Legal Opinions: prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(dd)

Euroclear and Clearstream: use all reasonable endeavours to procure that Euroclear and/or Clearstream (as the case may be) issue(s) any record, certificate or other document requested by the Trustee as soon as practicable after such request;

(ee)	Notice of rating downgrade: promptly notify the Trustee upon becoming aware that any of the ratings assigned to the Notes has been downgraded or withdrawn;

(ff)

FATCA Information: to the extent it is legally permissible to do so to take commercially reasonable efforts to provide upon request by the Trustee to the Trustee, and consents to the collection and processing by the Trustee of, any authorisations, waivers, forms, documentation and other information relating to its status and required to be collected or reported by the Trustee under FATCA (FATCA Information). The Trustee shall treat such forms, documentation or other information relating to or provided by an Issuer as confidential, but the Issuers consent, solely to the extent required for or in connection with the Trustee’s compliance with FATCA, to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any member of the Trustee’s Group, any sub-contractors, agents, service providers or associates of the Trustee’s Group, and a member of the Trustee’s Group, including transfers to jurisdictions which do not have strict data protection or similar laws. The Issuers agree to inform the Trustee promptly in writing if there are any changes to the FATCA Information supplied to the Trustee from time to time;

(gg)

FATCA Withholding: use commercially reasonable efforts to provide to the Trustee, upon reasonable request by the Trustee, with information necessary and required for the Trustee to determine whether it is required by applicable law to make any FATCA Withholding from a payment it makes under this Agreement;

(hh)

Information Reporting & Sharing: within ten business days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to the Issuers or the Guarantors, as applicable, their operations, or any Notes as the Trustee reasonably requests for the purposes of the Trustee’s compliance with applicable law and shall notify the Trustee reasonably promptly in the event that either the Issuers or the Guarantors become aware that any of the forms, documentation or other information provided is (or becomes) inaccurate in any material respect; provided, however, that the Issuers and/or the Guarantors, as applicable, shall not be required to provide any forms, documentation or other information pursuant to this clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available and cannot be obtained by using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuers or the Guarantors, as applicable, constitute a breach of any: (a) applicable law; (b) fiduciary duty; or (c) duty of confidentiality;

(ii)

Benchmark Amendment certificate and Benchmark Replacement Conforming Changes certificate: no later than notifying the Trustee, pursuant to Condition 7(i)(a)(iv) (Benchmark Amendments) or Condition 7(i)(b)(ii) (Benchmark Replacement Conforming Changes), as applicable, the Relevant Issuer shall deliver to the Trustee a certificate (on which the Trustee shall be entitled to rely on without further enquiry or liability) signed by two Authorised Signatories of the Relevant Issuer:

(i)

confirming (x) that a Benchmark Event or a Benchmark Transition Event (as applicable) has occurred, (y) the Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread or, as the case may be, the Benchmark Replacement and (z) the specific terms of the Benchmark Amendments or Benchmark Replacement Conforming Changes (if any), as applicable, in each case as determined in accordance with the provisions of Condition 7(i) (Benchmark Discontinuation);

(ii)

certifying that the Benchmark Amendments or the Benchmark Replacement Conforming Changes, as applicable, are necessary to ensure the proper operation of (as applicable) (A) such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread or (B) such Benchmark Replacement; and

(iii)

certifying that (i) the Relevant Issuer has duly consulted with an Independent Adviser with respect to each of the matters above or, if that is not the case, (ii) explaining, in reasonable detail, why the relevant Issuer has not done so.

9.	AMENDMENTS AND SUBSTITUTION

9.1	Waiver

Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by any Issuer or any Guarantor of any of the covenants or provisions contained in this Trust Deed or the Notes or Coupons (other than a proposed breach or breach relating to the subject of a Reserved Matter) or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the Relevant Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 20 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders).

9.2	Modifications

Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuers and the Guarantors in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders) or any provision of this Trust Deed referred to in that specification), the Conditions, the Agency Agreement or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed, the Conditions, the Agency Agreement or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 18 (Notices).

In addition, the Trustee shall agree to vary or amend the Conditions, this Trust Deed and/or the Agency Agreement to give effect to certain amendments without the requirement for the consent or approval of Noteholders of the relevant Notes of Coupons on the basis set out in Condition 7(i) (Benchmark Discontinuation) provided however it shall not be obliged to concur with the Relevant Issuer in respect of any Benchmark Amendments (as defined in the Conditions) which, in its reasonable opinion, would have the effect of (i) exposing it to any liabilities against which it has not been indemnified and/or prefunded and/or secured to its satisfaction or (ii) imposing more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions in this Trust Deed, the Conditions and/or the Agency Agreement. For the avoidance of doubt, none of the Trustee, the Paying Agents or the Calculation Agent will be responsible for determining whether or not a Benchmark Event has occurred.

9.3	Substitution

(a)

Procedure: Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may (1) without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of the Relevant Issuer (or of any previous substitute under this Clause) of a Relevant Guarantor or its successor in business or any Subsidiary of the Parent (hereinafter called the Substituted Obligor) as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series and under the Notes and Coupons of that Series and (2) without the consent of the Noteholders or the Couponholders, agree to the substitution of any Subsidiary of any Guarantor (also a Substituted Obligor) in place of a Guarantor (or any previous substitute under this Clause) as a guarantor under this Trust Deed in relation to the Notes and Coupons of any Series and under the Notes and Coupons of that Series, in each case provided that:

(i)

a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons (with any consequential amendments which the Trustee may deem appropriate) as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the Relevant Issuer or, as the case may be, as the guarantor in place of the relevant Guarantor (or of any previous substitute under this Clause);

(ii)

the Relevant Issuer, the Relevant Guarantors and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective, and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(iii)

an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given (x) in the case of the substitution of the Relevant Issuer as provided in (1) above, by the Relevant Issuer and each of the Relevant Guarantors or, if one of the Relevant Guarantors or its successor in business has become the Substituted Obligor, by the Relevant Issuer and the remaining Relevant Guarantors or (y) in the case of the substitution of a Guarantor as provided in (2) above, by each of the Guarantors, of the obligations of the Substituted Obligor under this Trust Deed and the Notes;

(iv)

the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor or, as the case may be, as a guarantor in respect of this Trust Deed and the Notes and the Coupons in place of the Relevant Issuer and/or, as the case may be, the Relevant Guarantors or the relevant Guarantor (or such previous substitute as aforesaid) and (ii) the Relevant Issuer and/or, as the case may be, the Relevant Guarantors or the relevant Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as referred to in sub-clause 9.3(c) and (iii) such approvals and consents are at the time of substitution in full force and effect;

(v)

(without prejudice to the generality of the preceding sub-clauses of this sub-clause 9.3(a)) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the Substituted Territory) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Relevant Issuer or, as the case may be, the relevant Guarantor is subject generally (the Issuer’s Territory), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 (Taxation) with the substitution for the reference in that Condition to the relevant Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;

(vi)

without prejudice to the rights of reliance of the Trustee under sub-clause 9.3(d) (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(vii)	the Rating Agency has confirmed in writing to the Trustee that the substitution of the Substituted Obligor will not result in:

(A)

in respect of any Series of Notes which is not specifically rated by any rating agency, a downgrading of the then current credit rating of any rating agency applicable to the class of debt represented by the Notes; or

(B)	in respect of any Series of Notes which is specifically rated by any rating agency, a downgrading of the then current credit rating applicable to such Series of Notes by such rating agency;

(b)

Change of law: in connection with any proposed substitution of the Relevant Issuer or any Relevant Guarantor or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

(c)

Extra duties: the Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

(d)

Directors’ certification: if any two Directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Relevant Issuer or, as the case may be, the relevant Guarantor (or of any previous substitute under this Clause);

(e)

Interests of Noteholders: in connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Relevant Issuer or, as the case may be, the relevant Guarantor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;

(f)

Release of Issuer or, as the case may be, the relevant Guarantor: any agreement by the Trustee pursuant to sub-clause 9.3(a) (Procedure) shall, if so expressed, operate to release the Relevant Issuer or, as the case may be, the relevant Guarantor (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor or, as the case may be, as guarantor, in respect of the Notes and Coupons and this Trust Deed (but without prejudice to its liabilities under any guarantee given pursuant to sub-clause 9.3(c) (Extra duties)). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

(g)

Completion of substitution: upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the Relevant Issuer or, as the case may be, the guarantor in place of the relevant Guarantor (or in each case of any previous substitute under this Clause) and this Trust Deed, the Agency Agreement, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, the Agency Agreement, in the Notes and Coupons to the Relevant Issuer or, as the case may be, the relevant Guarantor shall be deemed to be references to the Substituted Obligor.

9.4	Rating Confirmations

For the purposes of determining whether or not the exercise by the Trustee of any of its trusts, powers, authorities, duties and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), is materially prejudicial to the interests of the Noteholders of any Series of Notes, the Trustee shall be entitled to rely on (but is not bound by) any S&P or any Substituted Rating Agency confirmation received in respect thereof.

10.	BREACH

Any breach of or failure to comply by the Issuers or the Guarantors with any such terms and conditions as are referred to in Clauses 8 (Covenants by the Issuers and the Guarantors) and 9 (Amendments and Substitution) shall constitute a default by the Issuers or the Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

11.	ENFORCEMENT

11.1	Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Relevant Issuer or any Relevant Guarantor as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings or any other action under this Trust Deed or the Notes unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-fifth in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby become liable and all Liabilities incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the this Trust Deed and the Notes and Coupons and no Noteholder or Couponholder shall be entitled to proceed directly against the Relevant Issuer and/or any Relevant Guarantor unless the Trustee, having become bound so to proceed, fails, or is unable, to do so within 60 days and such failure or inability is continuing.

11.2	Evidence of default

Proof that:

(a)

as regards any specified Note the Relevant Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

(b)

as regards any specified Coupon or any specified Registered Note the Relevant Issuer has made default in paying any interest due in respect of such Coupon or Registered Note shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Coupons or Registered Notes in respect of which a corresponding payment is then due; and

(c)

as regards any Talon, the Relevant Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Talons which are then available for exchange, and for the purposes of sub-clauses 11.2(a) and 11.2(b) a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

12.	APPLICATION OF MONEYS

12.1	Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Relevant Issuer or, as the case may be, any Relevant Guarantor (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed from the Relevant Issuer or, as the case may be, any Relevant Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee on trust to apply them (subject to Clause 12.2 (Deposits)):

(a)

first, in payment or satisfaction of those Liabilities incurred by the Trustee or any Appointee in the preparation, maintenance and execution of the trusts of this Trust Deed (including remuneration and any additional remuneration of the Trustee);

(b)

secondly, in or towards payment pari passu and rateably of all interest remaining due and unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

(c)

thirdly, the balance (if any) in payment to the Relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payments shall be dealt with as between the Relevant Issuer and the Relevant Guarantors and any other person).

Without prejudice to this Clause 12, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 13 (Prescription), the Trustee will hold such moneys on the above trusts.

12.2	Deposits

(a)

No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

(b)

The Trustee may deposit moneys in respect of the Notes in its name in an account at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit in light of the cash needs of the transaction and not for purposes of generating income. If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee is not responsible for any loss occasioned by placing money on deposit and has no duty to obtain the best return.

(c)

The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least ten per cent. of the principal amount of the relevant Notes then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 12.1 (Application of moneys). For the avoidance of doubt, the Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this Clause 12.2(b) in any investments or other assets.

(d)

The parties acknowledge and agree that in the event that any deposits in respect of the Notes are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution, the Trustee shall not be liable to make up any shortfall or be liable for any loss. The Trustee may at its discretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under Clause 12.1 (Application of moneys).

12.3	Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with Condition 18 (Notices) of the date fixed for any payment under Clause 12.1 (Application of Moneys). Any payment to be made in respect of the Notes or Coupons of any Series by the Relevant Issuer, any Relevant Guarantor or the Trustee may be made in the manner provided in Condition 10 (Payments), the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge of such payment to the extent of such payment by the Relevant Issuer, the Relevant Guarantor or the Trustee (as the case may be).

12.4	Production of Notes, Coupons and Notes Certificates

Upon any payment under Clause 12.3 (Payment to Noteholders and Couponholders) of principal or interest, the Note, Coupon or Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall:

(a)

in respect of a Bearer Note or Coupon (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Bearer Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation; and

(b)

in respect of a Registered Note, (a) in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment (and in the case of a Registered Note held under the New Safekeeping Structure, to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause the relevant Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

12.5	Holders of Bearer Notes to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary assume that each holder of Bearer Notes is the holder of all Coupons and Talons appertaining to each Bearer Note of which they are the holder.

12.6	Regulated Activities

Notwithstanding anything in this Trust Deed to the contrary, the Trustee shall not be required to do anything which might constitute a regulated activity for the purpose of the FSMA, unless it is authorised under the FSMA to do so.

The Trustee shall have the discretion at any time (i) to delegate any of the functions which fall to be performed by an authorised person under the FSMA to any agent or person which has the necessary authorisations and licences and (ii) to apply for authorisation under the FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

Nothing in this Trust Deed shall require the Trustee to assume an obligation of an Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority).

12.7	Investment

Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. If such moneys are placed on deposit with a bank or financial institution which is a subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

13.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

13.1	Reliance on Information

(a)

Advice: the Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information (whether addressed to the Trustee or not) obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Relevant Issuer, any Relevant Guarantor, any Subsidiary or any Agent) and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter or email and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)

Certificate of Directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Directors and/or two Authorised Signatories of the Relevant Issuer or any Relevant Guarantor, as the case may be, or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Relevant Issuer or the Relevant Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying expedient, as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

(c)

Certificate of Directors in respect of a Subsidiary: a certificate of any two Authorised Signatories of the Parent addressed to the Trustee that in their opinion a Subsidiary of the Parent is or is not or was or was not at any particular time throughout a specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

(d)

Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or in the case of a Written Resolution in writing or a direction or a request it was not signed by the requisite number of Noteholders or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders;

(e)

Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear, Clearstream or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EasyWay system or Clearstream’s Xact Web Portal) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream or any other relevant clearing system and subsequently found to be forged or not authentic;

(f)

Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from such Noteholder being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuers, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 11 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed;

(g)

Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

(h)

No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(i)

Notes held by the Relevant Issuer or a Relevant Guarantor: in the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Relevant Issuer or any Relevant Guarantor under sub-clause 8(f) (Notes held by the Relevant Issuer and the Relevant Guarantors), that no Notes are for the time being held by or for the benefit of the Relevant Issuer, any Relevant Guarantor or any relevant Subsidiary;

(j)

Forged Notes: the Trustee shall not be liable to any Issuer, any Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Bearer Note or Coupon as such and subsequently found to be forged or not authentic;

(k)

Entry on the Register: the Trustee shall not be liable to the Issuers, the Guarantors or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

(l)

Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default, or Potential Event of Default, Change of Control or Change of Control Put Event has happened and that each of the Relevant Issuer and each Relevant Guarantor is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

(m)

Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby;

(n)	Authorised Amount: the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Authorised Amount;

(o)

Trustee not Responsible: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

(p)

Freedom to Refrain: notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(q)

Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed;

(r)

FATCA Withholding: the Trustee shall be entitled to deduct FATCA Withholding and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding; and

(s)

Reliance by Trustee: any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

13.2	Trustee’s powers and duties

(a)

Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by an Issuer or a Guarantor of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy such certificate shall be conclusive and binding upon such Issuer, such Guarantor, the Noteholders and the Couponholders;

(b)

Determination of questions: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

(c)

Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all Liabilities which it may incur by so doing;

(d)

Trustee’s consent: any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For any avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence;

(e)

Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Relevant Issuer, the Relevant Guarantors, the Noteholders and the Couponholders;

(f)

Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Relevant Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Definitive Notes, the exchange of any Permanent Global Note for Definitive Notes, the exchange of any Global Registered Note Certificate for Individual Note Certificates or the delivery of any Note, Coupon or Note Certificate to the persons entitled to them;

(g)

Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

(h)

Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i)

Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

(j)

Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(k)

Maintenance of ratings: the Trustee shall have no responsibility whatsoever to the Relevant Issuer, the Relevant Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency;

(l)

Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Relevant Issuer or any Relevant Guarantor in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

(m)

Responsibility for loss: the Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything properly done or properly omitted to be done by it in accordance with the provisions of this Trust Deed.

13.3	Financial matters

(a)

Professional charges: Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by such person or such person’s firm on matters arising in connection with the trusts of this Trust Deed and also such person’s properly incurred charges in addition to disbursements for all other work and business done and all time spent by such person or such person’s partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(b)

Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it; and

(c)

Trustee may enter into financial transactions with the Issuers and Guarantors: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with any Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with any Issuer, any Guarantor, or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of any Issuer or any Subsidiary, any Guarantor or any person or body corporate directly or indirectly associated with any Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, any Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with any Issuer, any Guarantor or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for their own benefit.

13.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.5	Trustee Liability

(a)

Subject to Section 750 of the Companies Act 2006, if applicable, nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for its own gross negligence, wilful misconduct or fraud.

(b)

Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, reputation, business opportunity or anticipated saving), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust or otherwise; provided however, that this clause shall not be deemed to apply in the event of a determination of fraud on the part of the Trustee in a judgement by a court having jurisdiction.

14.	COSTS AND EXPENSES

14.1	Remuneration

(a)

Normal remuneration: The Issuers (or Relevant Issuer, as the case may be) shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuers and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note, Note Certificate or Coupon or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will commence again to accrue until payment to such Noteholder or Couponholder is made).

(b)

Extra remuneration: In the event of the occurrence of an Event of Default, a Potential Event of Default, a Change of Control or a Change of Control Put Event or the Trustee considering it expedient or necessary or being requested by the Relevant Issuer or any Relevant Guarantor to undertake duties which the Trustee and the Relevant Issuer or such Relevant Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(c)

Value added tax: The Issuers (or Relevant Issuer, as the case may be) shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

(d)	Failure to agree: In the event of the Trustee and the Issuers (or Relevant Issuer, as the case may be) failing to agree:

(i)	(in a case to which sub-clause 14.1(a) (Normal remuneration) applies) upon the amount of the remuneration; or

(ii)

(in a case to which sub-clause 14.1(b) (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by an investment bank or other appropriate person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuers (or Relevant Issuer, as the case may be) or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank or other appropriate person being payable by the Issuers (or Relevant Issuer, as the case may be)) and the determination of any such investment bank or other appropriate person shall be final and binding upon the Trustee and the Relevant Issuer.

(e)

Expenses: The Issuers (or Relevant Issuer, as the case may be) shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

(f)

Indemnity: Without prejudice to the right of indemnity by law given to trustees, the Relevant Issuer shall indemnify the Trustee and every Appointee and keep it or them indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or them in the preparation or execution or purported execution of any of its or his trusts, powers authorities and discretions under this Trust Deed or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to the Trust Deed or any such appointment (including all Liabilities incurred in disputing or defending the foregoing). The Trustee may use reasonable endeavours to provide to the Issuers written evidence of any Liabilities referred to in this Clause.

(g)

Payment of amounts due: All amounts due and payable pursuant to sub-clauses 14.1(e) (Expenses) and 14.1(f) (Indemnity) shall be payable by the Issuers (or Relevant Issuer, as the case may be) on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be one per cent. per annum above the base rate from time to time of The Bank of England and interest shall accrue:

(i)	in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

(ii)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 14.1(g) (Payment of amounts due) from the due date thereof.

(h)

Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

(i)

Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 14 (Costs and Expenses) shall continue in full force and effect notwithstanding such discharge.

(j)

Payments: All payments to be made by the Issuers (or Relevant Issuer, as the case may be) to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuers (or Relevant Issuer, as the case may be) shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

14.2	Stamp duties

The Issuers (or Relevant Issuer, as the case may be) will pay all stamp duties, registration taxes, capital duties and other similar fees, duties or taxes (if any), including interest and penalties, payable on or in connection with (a) the constitution and issue of the Notes and Coupons, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution and delivery of this Trust Deed. If the Trustee (or any Noteholder, or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuers (or Relevant Issuer, as the case may be) in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note or any Note Certificate is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuers (or Relevant Issuer, as the case may be) will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

14.3	Exchange rate indemnity

(a)

Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuers and the Guarantors under or in connection with this Trust Deed, the Notes and the Coupons including damages;

(b)

Extent of Discharge: an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Relevant Issuer or any Relevant Guarantor or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Relevant Issuer or any Relevant Guarantor will only discharge the Relevant Issuer or such Relevant Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so);

(c)

Indemnity: if that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the Relevant Issuer and the Relevant Guarantor will indemnify the Trustee or any Noteholder or Couponholder against any Liability sustained by it as a result. In any event, the Relevant Issuer and the Relevant Guarantor will indemnify the recipient against the cost of making any such purchase; and

(d)

Deficiency: any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Relevant Issuer or, as the case may be, the Relevant Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

14.4	Indemnities separate

The indemnities in this Clause 14 (Costs and Expenses) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 14.3(c) (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuers or any Guarantor or their liquidator or liquidators.

15.	APPOINTMENT AND RETIREMENT

15.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuers but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

15.2	Co-trustees

Notwithstanding the provisions of Clause 15.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuers and the Guarantors but without the consent of the Issuers or the Guarantors or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

15.3	Attorneys

Each of the Issuers and the Guarantors hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

15.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than 60 days’ notice in writing to the Issuers without assigning any reason thereof and without being responsible for any Liabilities occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuers hereby covenant that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause they shall use their reasonable endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuers have not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 15.4, the Trustee shall be entitled to procure forthwith a new trustee.

15.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

15.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.

15.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

16.	NOTICES

16.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or email) and shall be sent as follows:

(a)	Issuers: if to the Parent, to it at:

Address:	InterContinental Hotels Group PLC
1 Windsor Dials
Arthur Road
Windsor

Berkshire
England
SL4 1RS

Email address:	ihgtreasuryfo@ihg.com and ihgtreasurybo@ihg.com

Attention:	The General Counsel and Company Secretary

(b)	Issuers: if to IHG Finance LLC, to them c/o the Parent

(c)	Guarantors: if to the Guarantors, to them c/o the Parent

(d)	Trustee: if to the Trustee, to it at:

Address:	U.S. Bank Trustees Limited

125 Old Broad Street Fifth Floor London EC2N 1AR

Email address:	CDRM@usbank.com
Attention:	Relationship Management
Phone:	+44 207 330 2369

16.2	Effectiveness

Every notice or other communication sent in accordance with Clause 16.1 (Addresses for Notices) shall be effective as follows:

(a)	Letter: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch; and

(b)	Email: if sent by email, it shall be deemed to have been delivered when received,

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

16.3	No Notice to Couponholders

None of the Trustee, the Issuers or the Guarantors shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 18 (Notices).

17.	LAW AND JURISDICTION

17.1 Governing law

This Trust Deed and the Notes, and any non-contractual obligations arising out of or in connection with this Trust Deed and the Notes, are governed by English law.

17.2	English courts

Subject to Clause 17.4 below, the courts of England have exclusive jurisdiction to settle any dispute (a Dispute), arising out of or in connection with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity and each party submits to the exclusive jurisdiction of the English courts.

17.3	Appropriate forum

The Issuers and the Guarantors each agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

17.4	Rights of the Trustee to take proceedings outside England

Clause 17.4 is for the benefit of the Trustee, the Noteholders and the Couponholders only. To the extent allowed by law, the Trustee, the Noteholders and the Couponholders may in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

17.5	Process Agent

IHG Finance LLC irrevocably and unconditionally appoints the Parent at its registered office for the time being, which is 1 Windsor Dials, Arthur Road, Windsor, Berkshire, England, SL4 1RS at the date of this Trust Deed, as its agent for service of process in any proceedings before the English courts in relation to any Dispute and the Parent accepts such appointment. IHG Finance LLC undertakes that in the event of the Parent ceasing so to act it will immediately appoint such other person with a registered office in England as its agent for service of process in respect of any Dispute in England. IHG Finance LLC agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this paragraph shall affect the right of any other party to serve process in any other manner permitted by law.

17.6	Waiver of Trial by Jury

WITHOUT PREJUDICE TO SUBCLAUSE 17.2, EACH OF THE ISSUERS AND THE GUARANTORS WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

18.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

20.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which, as completed by the relevant Final Terms, will be endorsed on each Note in definitive form issued under the Programme. The terms and conditions applicable to any Note in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under “Summary of Provisions Relating to the Notes while in Global Form” below.

1.	Introduction

(a)	Programme

InterContinental Hotels Group PLC (the “Parent”) and IHG Finance LLC (together with the Parent in its capacity as issuer, the “Issuers” and each an “Issuer”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to £4,000,000,000 in aggregate principal amount of notes (the “Notes”) unconditionally and irrevocably guaranteed by (i) Six Continents Limited (“Six Continents”); (ii) InterContinental Hotels Limited (“InterContinental”); (iii) in respect of Notes issued by IHG Finance LLC, the Parent; and (iv) in respect of Notes issued by the Parent, IHG Finance LLC (in its capacity as guarantor in respect of Notes issued by the Parent and together with Six Continents, InterContinental and the Parent in its capacity as guarantor of Notes issued by IHG Finance LLC, each a “Guarantor” and together, the “Guarantors”).

References herein to the relevant Issuer shall be references to whichever of the Parent and IHG Finance LLC is specified as the Issuer in the relevant Final Terms (as defined below).

(b)	Final Terms

Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of final terms (the “Final Terms”) which completes these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as completed by the relevant Final Terms. In the event of any inconsistency between these Conditions and the relevant Final Terms, the relevant Final Terms shall prevail.

(c)	Trust Deed

The Notes are constituted by, have the benefit of and are in all respects subject to an amended and restated trust deed dated 19 September 2024 (as amended, restated and/or supplemented from time to time, the “Trust Deed”) between the Issuers, the Guarantors and U.S. Bank Trustees Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below).

(d)	Agency Agreement

The Notes are the subject of an amended and restated agency agreement dated 19 September 2024 (as amended, restated and/or supplemented from time to time, the “Agency Agreement”) between the Issuers, the Guarantors, Elavon Financial Services DAC (a Designated Activity Company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7, acting through its UK Branch from its establishment at 125 Old Broad Street, Fifth Floor, London EC2N 1AR (registered with the Registrar of Companies for England and Wales under Registration No. BR020005) under the trade name U.S. Bank Global Corporate Trust. Authorised and regulated by the Central Bank of Ireland. Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority) as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to Elavon Financial Services DAC, acting through its UK Branch in its capacity as such, and includes any successor principal paying agent appointed from time to time in connection with the Notes) and Elavon Financial Services DAC as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), the paying agent named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), the transfer agent named therein (together with the Registrar, the “Transfer Agents”, which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes) and the Trustee. In these Conditions references to the “Agents” are to the Paying Agents and the Transfer Agents and any reference to an Agent is to any one of them.

(e)	Guarantees

Each of the Guarantors has in the Trust Deed given an unconditional and irrevocable guarantee (in the case of the Parent, in respect of Notes issued by IHG Finance LLC and, in the case of IHG Finance LLC in respect of Notes issued by the Parent) (each a “Guarantee” and together, the “Guarantees”) on a joint and several basis for the due payment of all sums expressed to be payable by the relevant Issuer under the Trust Deed, the Notes and the Coupons so that, (i) in respect of Notes issued by the Parent, Six Continents, InterContinental and IHG Finance LLC are the relevant Guarantors providing the Guarantee; and (ii) in respect of issuances by IHG Finance LLC, the Parent, Six Continents and InterContinental are the relevant Guarantors providing the Guarantee. References herein to the relevant Guarantors and the Guarantees shall be construed accordingly.

(f)	The Notes

The Notes may be issued in bearer form (“Bearer Notes”), or in registered form (“Registered Notes”), as specified in the relevant Final Terms. All subsequent references in these Conditions to “Notes” are to the Notes which are the subject of the relevant Final Terms. Copies of the relevant Final Terms are available for viewing during normal business hours and copies may be obtained from the Specified Office(s) of the Paying Agent(s), the initial Specified Office of the Principal Paying Agent being set out at the end of these Conditions. If the Notes are to be admitted to trading on the main market of the London Stock Exchange, the relevant Final Terms will be published on the website of the London Stock Exchange through a regulatory information service.

(g)	Summaries

Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The Noteholders (as defined below) and the holders of the related interest coupons, if any, (the “Coupon holders” and the “Coupons”, respectively) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available to Noteholders upon request to the Trustee or the Principal Paying Agent therefor and provision of proof of holding and identity (in form satisfactory to the Trustee or the Principal Paying Agent, as the case may be).

2.	Interpretation

(a)	Definitions

In these Conditions the following expressions have the following meanings:

“Accrual Yield” has the meaning given in the relevant Final Terms;

“Additional Business Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Financial Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Rating Agency” means Fitch;

“Authorised Signatory” has the meaning given to it in the Trust Deed;

“Broken Amount” has the meaning given in the relevant Final Terms;

“Business Day” means:

(a)

in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(b)

in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in London, in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant Final Terms and, if so specified in the relevant Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(a)	“Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;

(b)

“Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day, save in respect of Notes for which the Reference Rate is SOFR, for which the final Interest Payment Date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final Interest Payment Date;

(c)	“Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(d)

“FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred, provided, however, that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)

if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii)

if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(e)	“No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Calculation Agent” means the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Final Terms;

“Calculation Amount” has the meaning given in the relevant Final Terms;

a “Change of Control” will be deemed to have occurred if:

(a)

any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Parent, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Parent or (B) shares in the capital of the Parent carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Parent; or

(b)

any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006) whose shareholders are or are to be substantially similar to the pre-existing shareholders of any direct or indirect holding company of the Parent, shall become interested (within the meaning of Part 22 of the Companies Act 2006) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of any direct or indirect holding company of the Parent or (B) shares in the capital of any direct or indirect holding company of the Parent carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of any such direct or indirect holding company of the Parent;

“Change of Control Optional Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“Change of Control Optional Redemption Date” has the meaning given in the relevant Final Terms;

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

a “Change of Control Put Event” will be deemed to occur if a Change of Control has occurred and:

(a)	on the Relevant Announcement Date, the Notes carry from any Rating Agency:

(i)

an investment grade credit rating (Baa3/BBB-, or equivalent, or better), and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a Non-Investment Grade Rating or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(ii)

a Non-Investment Grade Rating and such rating from any Rating Agency is, within the Change of Control Period, either downgraded by one or more notches (by way of example, Ba1 to Ba2 being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(iii)

no credit rating and a Negative Rating Event also occurs within the Change of Control Period, provided that if, at the time of the occurrence of the Change of Control, the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then subparagraph (i) will apply; and

(b)

in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (i) and (ii) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of “Negative Rating Event”, the relevant Rating Agency announces publicly or confirms in writing to the Parent or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement;

“Change of Control Put Event Notice” means the notice to be given pursuant to Condition 9(g) (Change of Control redemption) by the Parent or, as the case may be, the Trustee to the Noteholders in accordance with Condition 18 (Notices) specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option;

“Change of Control Put Option” means the option of the Noteholders exercisable pursuant to Condition 9(g) (Change of Control redemption);

“Change of Control Put Period” means the period of 45 days after a Change of Control Put Event Notice is given;

“Consolidated Gross Assets” means the consolidated current assets plus consolidated non-current assets of the Group, as set out in the most recent audited consolidated financial statements of the Group;

“Consolidated Revenue” means total revenue less system fund revenue and reimbursement of costs, as set out in the most recent audited consolidated financial statements of the Group;

“Coupon Sheet” means, in respect of a Note, a coupon sheet relating to the Note;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (whether or not constituting an Interest Period or an Interest Accrual Period) (the “Calculation Period”) such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(a)	if “Actual/Actual (ICMA)” is so specified, means:

(i)

where the Calculation Period is equal to or shorter than the Regular Period during which the Calculation Period ends, the actual number of days in such Calculation Period divided by the product of (A) the number of days in such Regular Period and (B) the number of Regular Periods in any calendar year; or

(ii)	where the Calculation Period is longer than one Regular Period, the sum of:

I.

the actual number of days in such Calculation Period falling in the Regular Period in which the Calculation Period begins divided by the product of (I) the actual number of days in such Regular Period and (II) the number of Regular Periods in any calendar year; and

II.

the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (I) the actual number of days in such Regular Period and (II) the number of Regular Periods in any calendar year;

(b)

if “Actual/Actual (ISDA)” or “Actual/Actual” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(c)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(d)	if “Actual/365 (Sterling)” is so specified, means the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(e)	if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(f)	if “30/360, 360/360” or “Bond Basis” is so specified, means the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360×(Y2 -Y1)] + [30 ×(M2 - M1)] + (D2-D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(g)	if “30E/360” or “Eurobond Basis” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360×(Y2 -Y1)] + [30 ×(M2 - M1)] + (D2-D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and

(h)	if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360×(Y2 -Y1)] + [30 ×(M2 - M1)] + (D2-D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“Early Termination Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“EURIBOR” means, in respect of any specified currency and any specified period, the interest rate benchmark known as the Euro zone interbank offered rate which is calculated and published by a designated distributor (currently Thomson Reuters) in accordance with the requirements from time to time of the European Money Markets Institute (or any other person which takes over the administration of that rate) based on estimated interbank borrowing rates for a number of designated currencies and maturities which are provided, in respect of each such currency, by a panel of contributor banks (details of historic EURIBOR rates can be obtained from the designated distributor);

“Extraordinary Resolution” has the meaning given in the Trust Deed;

“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“First Interest Payment Date” means the date specified in the relevant Final Terms;

“Fitch” means Fitch Ratings Ltd. or any successor;

“Fixed Coupon Amount” has the meaning given in the relevant Final Terms;

“Floating Rate Note” means a Note bearing interest on a floating rate basis;

“Group” means the Parent and its Subsidiaries for the time being;

“Gross Redemption Yield” on the Notes and on the Reference Stock will be expressed as a percentage and will be calculated by the Calculation Agent on the basis as published by the Treasury Publisher on an annual compounding basis rounded up (if necessary) to three decimal places, 0.0005 being rounded up, or on such other basis as the Trustee may in its sole discretion approve;

“Guarantee” and “Guarantees” have the meaning stated in Condition 1(e);

“Guarantor” and “Guarantors” have the meaning stated in Condition 1(a);

“Holder”, in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination, Title and Transfer – Title to Bearer Notes) and, in the case of Registered Notes, has the meaning given in Condition 3(d) (Form, Denomination, Title and Transfer – Title to Registered Notes);

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit;

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms;

“Interest Payment Date” means the First Interest Payment Date and any other date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(a)	as the same may be adjusted in accordance with the relevant Business Day Convention; or

(b)

if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months or other period is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date (or, if the Notes are redeemed on any earlier date, the relevant redemption date);

“Issue Date” has the meaning given in the relevant Final Terms;

“Investment Grade” means, in the case of a credit rating assigned by Moody’s, Baa3 or higher and, in the case of a credit rating assigned by S&P, BBB- or higher or the equivalent credit rating assigned by Substitute Rating Agency, if applicable;

“Make Whole Amount” means, in respect of any Note, the higher of:

(a)	its principal amount; or

(b)

an amount equal to the product of the Calculation Amount and the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded up), at which the Gross Redemption Yield on the Note, if it were to be purchased at such price on the third dealing day prior to the date of publication of the notice of redemption, would be equal to the sum of the Make Whole Premium (expressed as a percentage) and the Gross Redemption Yield on such dealing day of the Reference Treasury or, if such stock is no longer in issue, of such other government stock issued by the central government of such sovereign country that issued the Reference Treasury as the Calculation Agent, with the advice of three leading brokers operating in the Reference Treasury market and/or the Reference Treasury market makers or such other three persons operating in the Reference Treasury market as the Calculation Agent may approve, shall determine to be appropriate (the “Reference Stock”) on the basis of the middle market price of the Reference Stock prevailing at 11.00 a.m. on such dealing day as determined by the Calculation Agent;

“Make Whole Premium” has the meaning given in the relevant Final Terms;

“Margin” has the meaning given in the relevant Final Terms;

“Material Subsidiary” means, at any time, any Subsidiary of the Parent:

(a)

whose gross assets represent ten per cent. or more of Consolidated Gross Assets or whose revenue represents five per cent. or more of Consolidated Revenue, in each case, as calculated by reference to the latest financial statements of such Subsidiary and the latest audited consolidated financial statements of the Group adjusted in such manner as the Parent may determine (which determination shall be conclusive in the absence of manifest error) (i) to reflect the gross assets and Revenue of any person which has become or ceased to be a member of the Group since the end of the financial year to which the latest audited consolidated financial statements of the Group relate and (ii) so that for the purposes of this definition, the gross assets of the relevant Subsidiary shall be calculated on the same basis as Consolidated Gross Assets are calculated and/or, as the case may be, revenue of the relevant Subsidiary shall be calculated on the same basis as Consolidated Revenue is calculated (but, in each case, relating only to the relevant Subsidiary) and making such adjustments and eliminations as are required to show the same as the contribution of the relevant Subsidiary to Consolidated Gross Assets and/or, as the case may be, Consolidated Revenue, including all fee revenue arising from contracts held by that subsidiary before taking account of any fees passed through to other Group companies under intercompany agreements; or

(b)

to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall cease to be a Material Subsidiary and the transferee Subsidiary shall become a Material Subsidiary under this sub-paragraph (b) upon the completion of such transfer.

A certificate of any two Authorised Signatories of the Parent addressed to the Trustee that in their opinion a Subsidiary of the Parent is or is not or was or was not at any particular time throughout a specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

“Maturity Date” has the meaning given in the relevant Final Terms;

“Maximum Redemption Amount” has the meaning given in the relevant Final Terms;

“Minimum Redemption Amount” has the meaning given in the relevant Final Terms;

“Moody’s” means Moody’s Investors Service Limited or any successor;

a “Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Parent does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Parent or (ii) if the Parent does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period;

“Non-Investment Grade Rating” means a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse);

“Noteholder”, in the case of Bearer Notes, has the meaning given in Condition 3(b) (Form, Denomination, Title and Transfer – Title to Bearer Notes) and, in the case of Registered Notes, has the meaning given in Condition 3(d) (Form, Denomination, Title and Transfer – Title to Registered Notes);

“Official List” means the official list of the United Kingdom Financial Conduct Authority;

“Optional Redemption Amount (Call)” means, in respect of any Note, its principal amount or, if specified in the relevant Final Terms, the Make Whole Amount;

“Optional Redemption Amount (Put)” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“Optional Redemption Date (Call)” has the meaning given in the relevant Final Terms;

“Optional Redemption Date (Put)” has the meaning given in the relevant Final Terms;

“Participating Member State” means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

“Paying Agents” means the Principal Paying Agent and any substitute or additional paying agents appointed in accordance with the Agency Agreement and a “Paying Agent” means any of them;

“Payment Business Day” means:

(a)	if the currency of payment is euro, any day which is:

(i)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(ii)	in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre(s); or

(b)	if the currency of payment is not euro, any day which is:

(i)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(ii)

in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre(s);

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency, PROVIDED, HOWEVER, THAT:

(a)

in relation to euro, it means the principal financial centre of such Participating Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(b)

in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder pursuant to Condition 9(f) (Redemption at the option of Noteholders);

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Rating Agency” means Moody’s and S&P or any of their respective successors or any Substitute Rating Agency and, for the purposes of Condition 9(g) (Change of Control redemption), includes the Additional Rating Agency;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Residual Call Early Redemption Amount, the Optional Redemption Amount (Put), the Change of Control Optional Redemption Amount, the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in the relevant Final Terms;

“Reference Price” has the meaning given in the relevant Final Terms;

“Reference Rate” has the meaning given in the relevant Final Terms;

“Reference Treasury” has the meaning given in the relevant Final Terms;

“Regular Period” means:

(a)

in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(b)

in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(c)

in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period;

“Relevant Announcement Date” means the date that is the earlier of (a) the date of the first public announcement of the relevant Change of Control and (b) the date of the earliest Relevant Potential Change of Control Announcement (if any);

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Indebtedness” means (a) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which have an initial stated maturity of not less than one year and which are or are of a type which is customarily quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market, and (b) any guarantee or indemnity in respect of any such indebtedness;

“Relevant Jurisdiction” means the United Kingdom and the United States;

“Relevant Period” means:

(a)	each financial year of the Parent; and

(b)	each period beginning on the first day of the second half of a financial year of the Parent and ending on the last day of the first half of its next financial year;

“Relevant Potential Change of Control Announcement” means any public announcement or statement by or on behalf of the Parent, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs;

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

“Reserved Matter” means any proposal:

(a)

to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)

to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the relevant Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 7.3 of the Trust Deed);

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

“Residual Call Early Redemption Amount” has the meaning given in the relevant Final Terms;

“S&P” means S&P Global Ratings UK Limited or any successor;

“Security” means a mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance entered into for the purpose of securing any obligation of any person;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“Specified Currency” has the meaning given in the relevant Final Terms;

“Specified Denomination(s)” has the meaning given in the relevant Final Terms;

“Specified Office” has the meaning given in the Agency Agreement;

“Specified Period” has the meaning given in the relevant Final Terms;

“Step Down Rating Change” means the first public announcement after a Step Up Rating Change by both Rating Agencies of an increase in, or as the case may be the reinstatement of, the credit rating of the Parent’s senior unsecured long-term debt with the result that, following such public announcement(s), both Rating Agencies rate the Parent’s senior unsecured long-term debt as Investment Grade, provided that, for the purposes of this definition, where:

(i)	both Rating Agencies do not make the public announcements on the same date, the Step Down Rating Change shall be deemed to occur on the date of the later public announcement; and

(ii)

a Rating Agency had not downgraded the Notes below Investment Grade, then written confirmation from such Rating Agency that the then current rating assigned to the Notes is Investment Grade shall be deemed to be a public announcement, made on the date of such confirmation, that the credit rating assigned to the Notes by such Rating Agency is Investment Grade.

For the avoidance of doubt, any further increases in the credit rating of the Parent’s senior unsecured long-term debt by the Rating Agencies above Investment Grade shall not constitute a Step Down Rating Change;

“Step Up Rating Change” means the first public announcement by any Rating Agency of a decrease in the credit rating of the Parent’s senior unsecured long-term debt to below Investment Grade. For the avoidance of doubt, any further decrease in the credit rating of the Parent’s senior unsecured long-term debt by the relevant Rating Agency or both Rating Agencies, as the case may be, below Investment Grade shall not constitute a Step Up Rating Change;

“Step Up/Step Down Margin” has the meaning given in the relevant Final Terms;

“Subsidiary” means any company where the Parent:

(a)	holds a majority of the voting rights in the company; or

(b)	is a member of the company and has the right to appoint or remove a majority of its board of directors; or

(c)	is a member of the company and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it,

or if the company is a subsidiary of a company that is itself a subsidiary of the Parent;

“Substitute Rating Agency” means any rating agency of international standing substituted for the Rating Agency by the Parent from time to time with the prior written approval of the Trustee, such approval not to be unreasonably withheld or delayed, or any successor of such rating agency;

“T2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor or replacement for that system;

“Talon” means a talon for further Coupons;

“TARGET Settlement Day” means any day on which T2 is open for the settlement of payments in euro;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by the relevant Issuer to pay or any delay in paying by the relevant Issuer any of the same);

“Treasury Publisher” has the meaning given in the relevant Final Terms;

“Treaty” means the Treaty on the functioning of the European Union, as amended;

“Wholly-Owned Subsidiary” means any Person in which the Parent, and/or one or more of its Wholly-Owned Subsidiaries, controls, directly or indirectly, all of the stock with ordinary voting power to elect the board of directors of that Person; and

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b)	Interpretation

In these Conditions:

(i)	if the Notes are Zero Coupon Notes or are Registered Notes, references to Coupons and Couponholders are not applicable;

(ii)	if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii)	if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv)

any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 11 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v)

any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 11 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

(vi)	references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;

(vii)

if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Final Terms, but the relevant Final Terms gives no such meaning or specifies that such expression is “not applicable” then such expression is not applicable to the Notes;

(viii)

any reference to the Agency Agreement or the Trust Deed shall be construed as a reference to the Agency Agreement or the Trust Deed, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes; and

(ix)

any reference in these Conditions to any legislation or provision of any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation or provision as the same may have been, or may from time to time be, amended or re-enacted.

3.	Form, Denomination, Title and Transfer

(a)

Bearer Notes: Bearer Notes are in bearer form in the Specified Denomination(s) with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Bearer Notes with more than one Specified Denomination, Bearer Notes of one Specified Denomination will not be exchangeable for Bearer Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

(b)

Title to Bearer Notes: Title to the Bearer Notes and the Coupons will pass by delivery. In the case of Bearer Notes, “Holder” means the holder of such Bearer Note and “Noteholder” and “Couponholder” shall be construed accordingly).

(c)

Registered Notes: Registered Notes are in the Specified Denomination(s), which may include a minimum denomination specified in the relevant Final Terms and higher integral multiples of a smaller amount specified in the relevant Final Terms.

(d)

Title to Registered Notes: The Registrar will maintain the register in accordance with the provisions of the Agency Agreement. A certificate (each, a “Note Certificate”) will be issued to each Holder of Registered Notes in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register. In the case of Registered Notes, “Holder” means the person in whose name such Registered Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly.

(e)

Ownership: The Holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or, in the case of Registered Notes, on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such Holder accordingly. No person shall have any right to enforce any term or condition of any Note under the Contracts (Rights of Third Parties) Act 1999.

(f)

Transfers of Registered Notes: Subject to paragraphs 3(i) (Closed periods), 3(j) (Regulations concerning transfers and registration) and 3(j) (Registration of transfer upon partial redemption) below, a Registered Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Registered Note may not be transferred unless the principal amount of Registered Notes transferred and (where not all of the Registered Notes held by a Holder are being transferred) the principal amount of the balance of Registered Notes not transferred are Specified Denominations. Where not all the Registered Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Registered Notes will be issued to the transferor.

(g)

Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (f) (Transfers of Registered Notes) above (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Registered Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(h)

No charge: The transfer of a Registered Note will be effected without charge by or on behalf of the relevant Issuer or the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(i)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Registered Notes.

(j)

Regulations concerning transfers and registration: All transfers of Registered Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Registered Notes scheduled to the Agency Agreement. The regulations may be changed by the relevant Issuer with the prior written approval of the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

(k)

Registration of transfer upon partial redemption: In the event of a partial redemption of Registered Notes under Condition 9 (Redemption and Purchase), the relevant Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

4.	Status of the Notes and Guarantees

The Notes and Coupons constitute direct, general, unsubordinated and unconditional obligations of the relevant Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the relevant Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

The obligations of the relevant Guarantors under the relevant Guarantees constitute direct, general, unsubordinated and unconditional obligations of the relevant Guarantors which will at all times rank pari passu with all other present and future unsecured obligations of the relevant Guarantors, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5.	Negative Pledge

So long as any of the Notes remains outstanding neither the relevant Issuer nor any relevant Guarantor nor any Material Subsidiary will create or have outstanding any Security Interest upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of such Issuer or any such Guarantor or any Material Subsidiary to secure any Relevant Indebtedness, unless the relevant Issuer or, as the case may be, such Guarantor or such Material Subsidiary, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that:

(a)

all amounts payable by it under the Notes, the Coupons and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness to the satisfaction of the Trustee; or

(b)

such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (i) as the Trustee in its absolute discretion deems not materially less beneficial to the interest of the Noteholders or (ii) as is approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less than three-quarters of the votes cast thereon at a meeting of the Noteholders or by a resolution in writing signed by or on behalf of the holders of not less than three quarters of the nominal amount of the Notes) of the Noteholders.

6.	Fixed Rate Note Provisions

(a)	Application

This Condition 6 is applicable to the Notes only if the Fixed Rate Note provisions are specified in the relevant Final Terms as being applicable.

(b)	Accrual of interest

The Notes bear interest from (and including) the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 10(1) (Payments – Bearer Notes) or Condition 10(2) (Payments – Registered Notes). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Registrar, as the case may be, has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)	Fixed Coupon Amount

Except as provided in the relevant Final Terms, the amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination. Payments of interest on any Interest Payment Date will, if so specified in the relevant Final Terms, amount to the Broken Amount so specified.

(d)	Calculation of interest amount

The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount or Broken Amount is not specified shall be calculated by applying the Rate of Interest to:

(i)	in the case of Notes which are Registered Notes, the aggregate outstanding nominal amount of such Registered Notes; or

(ii)	in the case of Notes which are Bearer Notes, the Calculation Amount,

and, in each case, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards or otherwise in accordance with applicable market convention). For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

Where the Specified Denomination of a Note which is a Bearer Note is a multiple of the Calculation Amount, the amount of interest payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

(e)	Step Up/Step Down provisions

(i)

If the Step Up/Step Down provisions are specified in the relevant Final Terms as being applicable, the Rate of Interest payable on the Notes will be subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, in accordance with the provisions of this Condition 6(e).

(ii)

From and including the first Interest Payment Date following the date of a Step Up Rating Change, if any, the Rate of Interest payable on the Notes shall, subject to any adjustment pursuant to a Step Down Rating Change, be increased by the Step Up/Step Down Margin.

(iii)

Furthermore, in the event of a Step Down Rating Change following a Step Up Rating Change, with effect from and including the first Interest Payment Date following the date of such Step Down Rating Change, the Rate of Interest payable on the Notes shall be decreased by the Step Up/Step Down Margin.

(iv)

The Parent shall use all reasonable efforts to maintain a credit rating for its senior unsecured long-term debt from both Rating Agencies (and if an additional rating agency is appointed to rate the Parent’s senior unsecured long-term debt, such additional rating agency). If, notwithstanding such reasonable efforts, any Rating Agency fails to or ceases to assign a credit rating to the Parent’s senior unsecured long-term debt, the Parent shall use all reasonable efforts to obtain a credit rating of its senior unsecured long-term debt from a Substitute Rating Agency, and references in this Condition 6(e) to the Rating Agencies, or the credit ratings thereof, shall be to such Substitute Rating Agency and, as the case may be, the equivalent credit ratings thereof. Notwithstanding anything else in this Condition 6(e), if there is at any time no current rating by a Rating Agency for a period of 90 consecutive days, the Rate of Interest accruing to the Notes, with effect from and including the first Interest Payment Date immediately following such period of 90 consecutive days shall be as though a Step Up Rating Change had occurred unless such a rating is obtained on or prior to such Interest Payment Date. For the avoidance of doubt, the provisions of this sub-paragraph (iv) remain subject in all cases to the provisions relating to the Step Down Rating Change set out in sub-paragraphs (ii) and (iii) above.

(v)

The Parent will cause the occurrence of a Step Up Rating Change or a Step Down Rating Change to be notified to the Trustee and the Principal Paying Agent and notice thereof to be published in accordance with Condition 18 (Notices) as soon as possible after the occurrence of the Step Up Rating Change or the Step Down Rating Change (whichever the case may be) but in no event later than the fifth Business Day thereafter.

(vi)	The Step Up Rating Change may occur only once during the term of the Notes.

(vii)

The Trustee is under no obligation to ascertain whether a change in the rating assigned to the Notes by a Rating Agency or any Substitute Rating Agency has occurred or whether there has been a failure or a ceasing by a Rating Agency or any Substitute Rating Agency to assign a credit rating to the Parent’s senior unsecured long-term debt and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no such change to the credit rating assigned to the Notes has occurred or no such failure or ceasing by a Rating Agency or any Substitute Rating Agency has occurred.

(viii)

If the rating designations employed by either Rating Agency are changed from those which are described in the definition of “Investment Grade” or if a rating is procured from a Substitute Rating Agency, the Parent shall determine, with the agreement of the Trustee (not to be unreasonably withheld or delayed), the rating designations of the relevant Rating Agency or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of the relevant Rating Agency or the Rating Agencies, as the case may be, and this Condition 6(e) shall be construed accordingly.

7.	Floating Rate Note Provisions

(a)	Application

This Condition 7 is applicable to the Notes only if the Floating Rate Note provisions are specified in the relevant Final Terms as being applicable.

(b)	Accrual of Interest

The Notes bear interest from (and including) the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 10(1) (Payments – Bearer Notes) or Condition 10(2) (Payments – Registered Notes). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 7 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Registrar, as the case may be, has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)	Rate of Interest

The Rate of Interest payable from time to time in respect of the Notes will be determined in the manner specified in the relevant Final Terms.

(i) Screen Rate Determination – Term Rate

This Condition 7(c)(i) applies where the relevant Final Terms specifies “Term Rate” to be ‘Applicable’.

(A)	The Rate of Interest for each Interest Period will, subject to Condition 7(i) and as provided below, be either:

I.	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

II.	the arithmetic mean (rounded upwards if necessary to the nearest 0.0001 per cent.) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being EURIBOR) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) at 11.00 a.m. (Brussels time (the “Specified Time”) on the Interest Determination Date in question plus or minus (as indicated in the relevant Final Terms) the Margin (if any), all as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(B)

If the Relevant Screen Page is not available or if sub-paragraph (A)(I) above applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (A)(II) above applies and fewer than three such offered quotations appear on the Relevant Screen Page, in each case as at the time specified above, the relevant Issuer, or an agent appointed by it, shall, if applicable, request each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate as at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded as provided above) of such offered quotations (excluding, if four or more of the Reference Banks provide the Calculation Agent with such quotations and the offered quotations of all such Reference Banks are not the same, the highest and lowest quotations and, if the highest quotation and/or the lowest quotation applies in respect of more than one such Reference Bank, excluding such highest and/or lowest quotation in respect of one such Reference Bank) plus or minus (as indicated in the relevant Final Terms) the Margin (if any), all as determined by the Calculation Agent.

(C)

If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being either:

(i)

the arithmetic mean (rounded as provided above) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date (or if such date is not a Business Day, on the immediately preceding Business Day), deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as indicated in the relevant Final Terms) the Margin (if any); or

(ii)

in the event that the Calculation Agent can determine no such arithmetic mean, the lowest lending rate for lending amounts in the Specified Currency for a period equal to that which would have been used for the Reference Rate at which at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the Euro-zone inter-bank market, plus or minus (as indicated in the relevant Final Terms) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall be:

I.

that determined as at the last preceding Interest Determination Date on which the Rate of Interest was so determined (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period) or;

II.

if there is no such preceding Interest Determination Date, the initial Rate of Interest (but substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is/are to be applied to the relevant Interest Period from that which applied to the initial Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that initial Interest Period) or, in the case of Notes with an Interest Basis that converts from a Fixed Rate to a Floating Rate, the Fixed Rate of Interest applicable to such Notes immediately prior to conversion of the Interest Basis.

“Reference Banks” means, in the context of Condition 7(c)(i)(A)(II), those banks whose offered rates were used to determine the offered quotation referred to in such Condition when such offered quotation last appeared on the Relevant Screen Page and, in the context of Condition 7(c)(i)(A)(II), those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

(ii)	Screen Rate Determination – Overnight Rate – Compounded Daily SONIA – Non-Index Determination

This Condition 7(c)(ii) applies where the relevant Final Terms specifies: (1) “Overnight Rate” to be ‘Applicable’; (2) “Compounded Daily SONIA” as the Reference Rate; and (3) “Index Determination” to be ‘Not Applicable’.

(A)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 7(i) and as provided below, be Compounded Daily SONIA with respect to such Interest Accrual Period plus or minus (as indicated in the relevant Final Terms) the applicable Margin (if any), all as determined by the Calculation Agent.

“Compounded Daily SONIA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Calculation Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

d	is the number of calendar days in:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;

D	is the number specified as such in the relevant Final Terms (or, if no such number is specified, 365);

do	means:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the number of London Banking Days in the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the number of London Banking Days in the relevant Observation Period;

i

is a series of whole numbers from one to “do”, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day to, and including, the last London Banking Day, in:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;

“London Banking Day means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

ni	for any London Banking Day “i”, means the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day;

Observation Period means the period from (and including) the date falling “p” London Banking Days prior to the first day of the relevant Interest Accrual Period to (but excluding) the date falling “p” London Banking Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Accrual Period) the date on which the relevant payment of interest falls due;

p	means:

(i)

where “Lag” is specified as the Observation Method in the relevant Final Terms, the number of London Banking Days specified as the “Lag Period” in the relevant Final Terms (or, if no such number is so specified, five London Banking Days); or

(ii)

where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the number of London Banking Days specified as the “Observation Shift Period” in the relevant Final Terms (or, if no such number is specified, five London Banking Days);

the SONIA reference rate, in respect of any London Banking Day (LBDx), is a reference rate equal to the daily Sterling Overnight Index Average (SONIA) rate for such LBDx as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following LBDx; and

SONIAi	means the SONIA reference rate for:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant London Banking Day “i”.

(B)

Subject to Condition 7(i), if, where any Rate of Interest is to be calculated pursuant to Condition 7(c)(ii)(A) above, in respect of any London Banking Day on which an applicable SONIA reference rate is required to be determined, such SONIA reference rate is not made available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, then the SONIA reference rate in respect of such London Banking Day shall be the rate determined by the Calculation Agent as:

I.

the sum of (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5.00 p.m. (London time) (or, if earlier, close of business) on such London Banking Day; and (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days in respect of which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

II.

if the Bank Rate under (I)(i) above is not available at the relevant time, either (A) the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day in respect of which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (B) if this is more recent, the latest rate determined under (I) above, and, in each case, references to “SONIA reference rate” in Condition 7(c)(ii)(A) above shall be construed accordingly.

(C)

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 7(c)(ii), and without prejudice to Condition 7(i), the Rate of Interest shall be:

(i)

that determined as at the last preceding Interest Determination Date on which the Rate of Interest was so determined (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Accrual Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Accrual Period); or

(ii)

if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period), in each case as determined by the Calculation Agent.

(iii)	Screen Rate Determination – Overnight Rate – Compounded Daily SONIA – Index Determination

This Condition 7(c)(iii) applies where the relevant Final Terms specifies: (1) “Overnight Rate” to be ‘Applicable’; (2) “Compounded Daily SONIA” as the Reference Rate; and (3) “Index Determination” to be ‘Applicable’.

(A)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 7(i) and as provided below, be the Compounded Daily SONIA Rate with respect to such Interest Accrual Period plus or minus (as indicated in the relevant Final Terms) the applicable Margin (if any), all as determined by the Calculation Agent.

“Compounded Daily SONIA Rate” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Calculation Agent by reference to the screen rate or index for compounded daily SONIA rates administered by the administrator of the SONIA reference rate that is published or displayed on the Relevant Screen Page specified in the relevant Final Terms or, if no such page is so specified or if such page is unavailable at the relevant time, as otherwise published or displayed by such administrator or other information service from time to time on the relevant Interest Determination Date (the “SONIA Compounded Index”), and in accordance with the following formula:

where:

d

is the number of calendar days from (and including) the day in relation to which SONIA Compounded IndexStart is determined to (but excluding) the day in relation to which SONIA Compounded IndexEnd is determined;

London Banking Day means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

Relevant Number is the number specified as such in the relevant Final Terms (or, if no such number is specified, five);

SONIA Compounded IndexStart means, with respect to an Interest Accrual Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to the first day of such Interest Accrual Period; and

SONIA Compounded IndexEnd means, with respect to an Interest Accrual Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to (A) the Interest Payment Date for such Interest Accrual Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Accrual Period).

(B)

If the relevant SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service by 5.00 p.m. (London time) (or, if later, by the time falling one hour after the customary or scheduled time for publication thereof in accordance with the then-prevailing operational procedures of the administrator of the SONIA reference rate or of such other information service, as the case may be) on the relevant Interest Determination Date, the Compounded Daily SONIA Rate for the applicable Interest Accrual Period for which the SONIA Compounded Index is not available shall be “Compounded Daily SONIA” determined in accordance with Condition 7(c)(ii) above as if “Index Determination” were specified in the relevant Final Terms as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of London Banking Days, as if those alternative elections had been made in the relevant Final Terms.

(iv)	Screen Rate Determination – Overnight Rate – SOFR – Non-Index Determination

This Condition 7(c)(iv) applies where the relevant Final Terms specifies: (1) “Overnight Rate” to be ‘Applicable’; (2) “Compounded Daily SOFR” as the Reference Rate; and (3) “Index Determination” to be ‘Not Applicable’.

Where the relevant Final Terms specifies the Reference Rate to be “Compounded Daily SOFR”, the provisions of paragraph (A) below of this Condition 7(c)(iv) apply.

(A)	Compounded Daily SOFR

The Rate of Interest for an Interest Accrual Period will, subject to Condition 7(i) and as provided below, be Compounded Daily SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the relevant Final Terms) the applicable Margin (if any), all as determined by the Calculation Agent.

“Compounded Daily SOFR” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily U.S. dollars secured overnight financing rate as reference rate for the calculation of interest) as calculated by the Calculation Agent as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

d	is the number of calendar days in:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;

D	is the number specified as such in the relevant Final Terms (or, if no such number is specified, 360);

do	means:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the number of U.S. Government Securities Business Days in the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the number of U.S. Government Securities Business Days in the relevant Observation Period;

i

is a series of whole numbers from one to “do”, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:

(i)	where “Lag” is specified as the Observation Method in the relevant Final Terms, the relevant Interest Accrual Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant Observation Period;

New York Fed’s Website means the website of the Federal Reserve Bank of New York (or a successor administrator of SOFR) or any successor source;

ni

for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

Observation Period means the period from (and including) the date falling “p” U.S. Government Securities Business Days prior to the first day of the relevant Interest Accrual Period to (but excluding) the date falling “p” U.S. Government Securities Business Days prior to (A) (in the case of an Interest Period) the

Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Accrual Period) the date on which the relevant payment of interest falls due;

p	means:

(i)

where “Lag” is specified as the Observation Method in the relevant Final Terms, the number of U.S. Government Securities Business Days specified as the “Lag Period” in the relevant Final Terms (or, if no such number is so specified, five U.S. Government Securities Business Days); or

(ii)

where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the number of U.S. Government Securities Business Days specified as the “Observation Shift Period” in the relevant Final Terms (or, if no such number is specified, five U.S. Government Securities Business Days);

Reference Day means each U.S. Government Securities Business Day in the relevant Interest Accrual Period;

SOFR in respect of any U.S. Government Securities Business Day (USBDx), is a reference rate equal to the daily secured overnight financing rate as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the New York Fed’s Website, in each case at or around 3.00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such USBDx;

SOFRi	means the SOFR for:

(i)

where “Lag” is specified as the Observation Method in the relevant Final Terms, the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; or

(ii)	where “Observation Shift” is specified as the Observation Method in the relevant Final Terms, the relevant U.S. Government Securities Business Day “i”; and

U.S.	Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and

Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(B)	SOFR Unavailable

Subject to Condition 7(i), if, where any Rate of Interest is to be calculated pursuant to this Condition 7(c)(iv), in respect of any U.S. Government Securities Business Day in respect of which an applicable SOFR is required to be determined, such SOFR is not available, such SOFR shall be the SOFR for the first preceding U.S. Government Securities Business Day in respect of which the SOFR was published on the New York Fed’s Website.

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 7(c)(iv) but without prejudice to Condition 7(i), the Rate of Interest shall be calculated in accordance, mutatis mutandis, with the provisions of Condition 7(c)(ii).

(v)	Screen Rate Determination – Overnight Rate – SOFR – Index Determination

This Condition 7(c)(v) applies where the relevant Final Terms specifies: (1) “Overnight Rate” to be ‘Applicable’; (2) “Compounded Daily SOFR” as the Reference Rate; and (2) “Index Determination” to be ‘Applicable’.

(A)

The Rate of Interest for an Interest Accrual Period will, subject to Condition 7(i) and as provided below, be the Compounded SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the relevant Final Terms) the applicable Margin (if any), all as determined by the Calculation Agent.

“Compounded SOFR” means, with respect to an Interest Accrual Period, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Calculation Agent in accordance with the following formula:

where:

dc	is the number of calendar days from (and including) the day in relation to which SOFR IndexStart is determined to (but excluding) the day in relation to which SOFR IndexEnd is determined;

Relevant Number is the number specified as such in the relevant Final Terms (or, if no such number is specified, five);

SOFR means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

SOFR Administrator means the Federal Reserve Bank of New York (or a successor administrator of SOFR);

SOFR Administrator’s Website means the website of the SOFR Administrator, or any successor source;

SOFR Index, with respect to any U.S. Government Securities Business Day, means the SOFR index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at or around 3.00 p.m. (New York time) on such U.S. Government Securities Business Day (the SOFR Determination Time);

SOFR IndexStart, with respect to an Interest Accrual Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding the first day of such Interest Accrual Period;

SOFR IndexEnd, with respect to an Interest Accrual Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding (A) the Interest Payment Date for such Interest Accrual Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Accrual Period); and

U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(B)

If, as at any relevant SOFR Determination Time, the relevant SOFR Index is not published or displayed on the SOFR Administrator’s Website by the SOFR Administrator, the Compounded SOFR for the applicable Interest Accrual Period for which the relevant SOFR Index is not available shall be “Compounded Daily SOFR” determined in accordance with Condition 7(c)(iv) above as if “Index Determination” were specified in the relevant Final Terms as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of U.S. Government Securities Business Days, as if such alternative elections had been made in the relevant Final Terms.

(vi)	Interest Accrual Period

As used herein, an “Interest Accrual Period” means (i) each Interest Period and (ii) any other period (if any) in respect of which interest is to be calculated, being the period from (and including) the first day of such period to (but excluding) the day on which the relevant payment of interest falls due (which, if the Notes become due and payable in accordance with Condition 12 (Events of Default), shall be the date on which the Notes become due and payable).

(vii)	Determination of Rate of Interest following acceleration

If the Notes become due and payable in accordance with Condition 12 (Events of Default), then:

(A)

if the relevant Final Terms specifies “Overnight Rate” to be ‘Applicable’, the final Rate of Interest shall be calculated for the Interest Accrual Period to (but excluding) the date on which the Notes become so due and payable; and

(B)	in all other cases, the Rate of Interest applicable to the Notes from time to time shall continue to be calculated in accordance with Clause 2.1 of the Trust Deed,

and (in either case) such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 7(j) and the Trust Deed.

(d)	Minimum and/or Maximum Rate of Interest

If the relevant Final Terms specifies a Minimum Rate of Interest for any Interest Period and if, but for this Condition 7(d), the Rate of Interest determined for such Interest Period (or any Interest Accrual Period falling within such Interest Period) would be less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period (or such Interest Accrual Period falling within such Interest Period) shall be equal to such Minimum Rate of Interest.

If the relevant Final Terms specifies a Maximum Rate of Interest for any Interest Period and if, but for this Condition 7(d), the Rate of Interest for such Interest Period (or any Interest Accrual Period falling within such Interest Period) would be greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period (or such Interest Accrual Period falling within such Interest Period) shall be equal to such Maximum Rate of Interest.

(e)	Determination of Rate of Interest and calculation of Interest Amount

The Calculation Agent will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period (or other Interest Accrual Period).

The Calculation Agent will calculate the Interest Amount for the relevant Interest Period (or other Interest Accrual Period). Each Interest Amount shall be calculated by applying the Rate of Interest for such Interest Period (or other Interest Accrual Period) to:

(A)	in the case of Registered Notes, the aggregate outstanding nominal amount of such Registered Notes; or

(B)	in the case of Bearer Notes, the Calculation Amount;

and, in each case, multiplying such sum by the Day Count Fraction, rounding resultant figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards or otherwise in accordance with applicable market convention).

Where the Specified Denomination of a Note which is a Bearer Note is a multiple of the Calculation Amount, the amount of interest payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

(f)	Linear Interpolation

Where Linear Interpolation is specified as “Applicable” in respect of an Interest Period in the relevant Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which rates are available next longer than the length of the relevant Interest Period; provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate for the purposes of the calculation of the Rate of Interest.

“Designated Maturity” means the period of time designated in the Reference Rate.

(g)	Notification of Rate of Interest and Interest Amounts

(A)

Except where the relevant Final Terms specifies “Overnight Rate” to be ‘Applicable’, the Calculation Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Trustee and to any listing authority, stock exchange and/or quotation system to which the Notes have then been admitted to listing, trading and/or quotation (by no later than the first day of each Interest Period) and notice thereof to be published in accordance with Condition 18 (Notices) as soon as possible after their determination but in no event later than the fourth Business Day (as defined in Condition 7(b) above) thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. Any such amendment or alternative arrangements will promptly be notified to each listing authority, stock exchange and/or quotation system to which the Notes have then been admitted to listing, trading and/or quotation and to the Noteholders in accordance with Condition 18 (Notices).

(B)

Where the relevant Final Terms specifies “Overnight Rate” to be ‘Applicable’, the Calculation Agent will cause the Rate of Interest and each Interest Amount for each Interest Accrual Period and the relevant Interest Payment Date to be notified to the Trustee and to any listing authority, stock exchange and/or quotation system to which the Notes have then been admitted to listing, trading and/or quotation (by no later than the first day of each Interest Period) and notice thereof to be published in accordance with Condition 18 (Notices) as soon as possible after their determination but in no event later than the second Business Day thereafter. Each Rate of Interest, Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the relevant Interest Accrual Period. Any such amendment or alternative arrangements will promptly be notified to each listing authority, stock exchange and/or quotation system to which the Notes have then been admitted to listing, trading and/or quotation and to the Noteholders in accordance with Condition 18 (Notices).

(h)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, by the Calculation Agent, shall (in the absence of manifest error) be binding on the relevant Issuer, the relevant Guarantors, the Agent, the Calculation Agent, the Trustee, the other Paying Agents and all Noteholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the relevant Issuer, the Noteholders or the Couponholders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(i)	Benchmark Discontinuation

(a)	Benchmark Replacement

This Condition 7(i)(a) applies to Notes other than where the relevant Final Terms specifies “Compounded Daily SOFR” as the Reference Rate.

If the relevant Issuer, in consultation with the Calculation Agent, determines that a Benchmark Event has occurred in relation to an Original Reference Rate at any time when the Conditions provide for any Rate of Interest (or any component part thereof) to be determined by reference to such Original Reference Rate, then the following provisions shall apply.

(i)	Independent Adviser

The relevant Issuer shall use reasonable endeavours to appoint an Independent Adviser to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 7(i)(a)(ii)) and, in either case, the applicable Adjustment Spread (in accordance with Condition 7(i)(a)(iii)) and any Benchmark Amendments (in accordance with Condition 7(i)(a)(iv)) no later than 5 Business Days prior to the Interest Determination Date relating to the next succeeding Interest Period (the “IA Determination Cut-off Date”) for purposes of determining the Rate of Interest (or a relevant component part thereof) applicable to the Notes for all future Interest Periods (subject to the subsequent operation of this Condition 7(i)(a)).

If, the Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate or, in either case, an applicable Adjustment Spread, prior to the IA Determination Cut-off Date, the provisions of Condition 7(i)(f) below shall apply.

(ii)	Successor Rate or Alternative Rate

If the Independent Adviser determines in good faith that:

(A)

there is a Successor Rate, then such Successor Rate shall (as adjusted by the applicable Adjustment Spread determined as provided in Condition 7(i)(a)(iii)) subsequently be used in place of the Original Reference Rate to determine the relevant Rate(s) of Interest (or the relevant component part(s) thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 7(i)); or

(B)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (as adjusted by the applicable Adjustment Spread determined as provided in Condition 7(i)(a)(iii)) subsequently be used in place of the Original Reference Rate to determine the relevant Rate(s) of Interest (or the relevant component part(s) thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 7(i)).

(iii)	Adjustment Spread

If a Successor Rate or Alternative Rate is determined in accordance with the foregoing provisions, the Independent Adviser will determine in good faith the Adjustment Spread (which may be expressed as a specified quantum of, or a formula or methodology for determining, such Adjustment Spread) to be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant Rate of Interest (or a relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).

(iv)	Benchmark Amendments

If any Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread is determined in accordance with this Condition 7(i) and the Independent Adviser determines in good faith (A) that amendments to the Terms and Conditions of the Notes, the Trust Deed and/or the Agency Agreement (including, without limitation, amendments to the definitions of Day Count Fraction, Business Days or Relevant Screen Page) are necessary to ensure the proper operation (having regard to prevailing market practice, if any) of such Successor Rate, Alternative Rate and (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (B) the terms of the Benchmark Amendments, then the relevant Issuer shall, subject to giving notice thereof in accordance with Condition 7(i)(a)(c), without any requirement for the consent or approval of Noteholders or Couponholders, vary the Terms and Conditions of the Notes, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the relevant Issuer, but subject to receipt by the Trustee of a certificate signed by two Authorised Signatories of the relevant Issuer pursuant to Condition 7(i)(c), the Trustee shall (at the relevant Issuer’s expense), without any requirement for the consent or approval of the Noteholders or Couponholders, be obliged to concur with the relevant Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed or agreement supplemental to or amending the Trust Deed and/or the Agency Agreement (as applicable)) and the Trustee shall not be liable to any party for any consequences thereof, provided that the Trustee shall not be obliged so to concur if in the sole opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend rights and/or the protective provisions afforded to the Trustee in the Terms and Conditions of the Notes, the Trust Deed and/or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed and/or agency agreement) in any way.

In connection with any such variation in accordance with this Condition 7(i), the relevant Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

(v)	Definitions

As used in this Condition 7(i)(a):

“Adjustment Spread” means either a spread (which may be positive, negative or zero), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser acting in good faith determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be)and is the spread, formula or methodology which:

(A)

in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or

(B)

(if no such recommendation has been made or option provided, or in the case of an Alternative Rate, the Independent Adviser acting in good faith, determines is recognised or acknowledged as being in customary market usage (or reflects an industry-accepted rate, formula or methodology) in the international debt capital market transactions which reference the Original Reference Rate, where such rate has been replaced by the Sucessor Rate or the Alternative Rate (as the case may be); or

(C)

(if no such customary market usage is recognised or acknowledged) the Independent Adviser acting in good faith determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(D)

(if no such industry standard is recognised or acknowledged) the Independent Adviser acting in good faith determines to be appropriate to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders and Couponholders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be);

“Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser acting in good faith determines in accordance with this Condition 7(i)(a) has replaced the Original Reference Rate in customary market usage, or is an industry-accepted rate, in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for a commensurate interest period and in the same Specified Currency as the Notes or, if the Independent Adviser determines there is no such rate, such other rate as the Independent Adviser acting in good faith determines is most comparable to the Original Reference Rate;

“Benchmark Event” means, with respect to an Original Reference Rate, any one or more of the following:

(A)	the Original Reference Rate ceasing to exist, be permanently administered or be published (in the latter case, for a period of at least 5 Business Days);

(B)

the later of (i) the making of a public statement by the administrator or an insolvency official with jurisdiction over the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (ii) the date falling six months prior to the date specified in (B)(i);

(C)	the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;

(D)

the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (ii) the date falling six months prior to the date specified in (D)(i) above;

(E)

the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case on or before a specified date and (ii) the date falling six months prior to the date specified in (E)(i);

(F)

it has or will prior to the next Interest Determination Date become unlawful for the relevant Issuer, the Calculation Agent, any Paying Agent or other party to calculate any payments due to be made to any Noteholder or Couponholder using the Original Reference Rate (including, without limitation, under the Regulation (EU) 2016/1011 as that Regulation applies in the European Union and/or as it applies in the United Kingdom in the form retained as domestic law in the United Kingdom under the European Union (Withdrawal) Act 2018, as amended, if applicable); or

(G)

the making of a public statement by the supervisor of the administrator of such Original Reference Rate announcing that such Original Reference Rate is no longer representative or may no longer be used; or

(H)

the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate announcing that such Original Reference Rate will, on or before a specified date, no longer be representative or may no longer be used and (ii) the date falling six months prior to the date specified in (H)(i) above,

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser of recognised standing with the appropriate expertise appointed by the relevant Issuer at its own expense with prior notification to the Trustee. For the avoidance of doubt, an Independent Adviser appointed pursuant to this Condition 7(i)(a) shall act in good faith as an expert and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Issuer, the Paying Agents, the Noteholders or the Couponholders for any determination made by it pursuant to this Condition 7(i)(a);

“Original Reference Rate” means the originally-specified Reference Rate or, where a Successor Rate or an Alternative Rate has been determined pursuant to Condition 7(i)(a), such Successor Rate or Alternative Rate, as applicable, used to determine the Rate of Interest (or any component part thereof) on the Notes;

“Relevant Nominating Body” means, in respect of a Reference Rate:

(A)

the central bank for the currency to which the Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate; or

(B)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (i) the central bank for the currency to which the Reference Rate relates, (ii) any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate, (iii) a group of the aforementioned central banks or other supervisory authorities or (iv) the Financial Stability Board or any part thereof; and

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended, or formally provided as an option for the parties to adopt by any Relevant Nominating Body.

(b)	Benchmark Transition

This Condition 7(i)(b) applies to Notes where the relevant Final Terms specifies “Compounded Daily SOFR” as the Reference Rate.

If the relevant Issuer, in consultation with the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in relation to an Original Reference Rate at any time when the Conditions provide for any Rate of Interest (or any component part thereof) to be determined by reference to such Original Reference Rate, then the following provisions shall apply.

(i)	Independent Adviser

The relevant Issuer shall use reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the relevant Issuer determining the Benchmark Replacement which will replace such Original Reference Rate for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates (subject to any subsequent application of this Condition 7(i)(b) with respect to such Benchmark Replacement) and any Benchmark Replacement Conforming Changes.

Any Benchmark Replacement so determined by the relevant Issuer shall have effect for any subsequent determination of any relevant Rate of Interest (subject to any further application of this Condition 7(i)(b) with respect to such Benchmark Replacement), subject, if any associated Benchmark Replacement Conforming Changes are required in connection therewith, to such Benchmark Replacement Conforming Changes becoming effective in accordance with the following provisions.

If, notwithstanding the relevant Issuer’s reasonable endeavours, the relevant Issuer is unable to appoint and consult with an Independent Adviser in accordance with the foregoing paragraph, the provisions of Condition 7(i)(f) below shall apply.

(ii)	Benchmark Replacement Conforming Changes

If the relevant Issuer, following consultation with the Independent Adviser (if appointed), considers it is necessary to make Benchmark Replacement Conforming Changes, the relevant Issuer shall, in consultation with the Independent Adviser (if appointed), determine the terms of such Benchmark Replacement Conforming Changes, and shall, subject to giving notice in accordance with Condition 7(i)(c) below (but without any requirement for the consent or approval of Noteholders), vary these Conditions, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Replacement Conforming Changes with effect from the date specified in such notice.

At the request of the relevant Issuer, but subject to receipt by the Trustee of a certificate signed by two Authorised Signatories of the relevant Issuer pursuant to Condition 7(i)(c), the Trustee shall (at the expense of the relevant Issuer), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the relevant Issuer in effecting any Benchmark Replacement

Conforming Changes (including, inter alia, by the execution of a deed or an agreement supplemental to or amending the Trust Deed and/or the Agency Agreement (as applicable)) and the Trustee shall not be liable to any party for any consequences thereof, provided that the Trustee shall not be obliged so to concur if in the sole opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend rights and/or the protective provisions afforded to the Trustee in these Conditions, the Trust Deed or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed and/or agency agreement) in any way.

In connection with any such variation in accordance with this Condition 7(i)(b), the relevant Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

(iii)	Definitions

As used in this Condition 7(i)(b):

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the relevant Issuer as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the Original Reference Rate for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(iii)

the sum of: (a) the alternate rate of interest that has been selected by the relevant Issuer as the replacement for the Original Reference Rate for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the relevant Issuer as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the relevant Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to any Interest Period, Interest Accrual Period, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the relevant Issuer (in consultation with the Independent Adviser, if appointed) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the relevant Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the relevant Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the relevant Issuer (in consultation with the Independent Adviser, if appointed) determines is reasonably necessary);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the Original Reference Rate (including the daily published component used in the calculation thereof):

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Original Reference Rate permanently or indefinitely ceases to provide the Original Reference Rate (or such component); or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than (where the Rate of Interest is to be determined pursuant to Condition 7(i)(b)) the Specified Time or (in any other case) the customary or scheduled time for publication of the relevant reference rate in accordance with the then-prevailing operational procedures of the administrator of such reference rate or, as the case may be, of the other relevant information service publishing such reference rate, on, the relevant Interest Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to such time for such determination;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Original Reference Rate (including the daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Original Reference Rate (or such component) announcing that such administrator has ceased or will cease to provide the Original Reference Rate (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate (or such component), the central bank for the currency of the Original Reference Rate (or such component), an insolvency official with jurisdiction over the administrator for the Original Reference Rate (or such component), a resolution authority with jurisdiction over the administrator for the Original Reference Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Original Reference Rate, which states that the administrator of the Original Reference Rate (or such component) has ceased or will cease to provide the Original Reference Rate (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate announcing that the Original Reference Rate is no longer representative;

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the Original Reference Rate;

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognised standing with appropriate expertise appointed by the relevant Issuer at its own expense with prior notice to the Trustee;

“ISDA Definitions” means the latest version of the 2021 ISDA Interest Rate Derivatives Definitions as amended and updated as at the date of issue of the first Tranche of the Notes of the relevant Series as published by the International Swaps and Derivatives Association, Inc.;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Original Reference Rate;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Original Reference Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Original Reference Rate” means the benchmark or screen rate (as applicable) originally specified for the purpose of determining the relevant Rate of Interest (or any relevant component part(s) thereof) on the Notes (provided that if, following one or more Benchmark Transition Events, such originally specified benchmark or screen rate (or any benchmark used in any Benchmark Replacement which has replaced it (the “Replacement Benchmark”)) has been replaced by a (or a further) Replacement Benchmark and a Benchmark Transition Event subsequently occurs in respect of such Replacement Benchmark, the term “Original Reference Rate” shall be deemed to include any such Replacement Benchmark);

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)	Notices, etc.

The relevant Issuer shall notify the Trustee, the Principal Paying Agent, the Calculation Agent (if different from the Principal Paying Agent), the Paying Agents and, in accordance with Condition 18 (Notices), the Noteholders, promptly of any Successor Rate, Alternative Rate, Adjustment Spread and/or Benchmark Replacement, and the specific terms of any Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable), determined under this Condition 7(i). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable), if any.

No later than notifying the Trustee of the same, the relevant Issuer shall deliver to the Trustee a certificate signed by two Authorised Signatories:

(i)

confirming (x) that a Benchmark Event or a Benchmark Transition Event (as applicable) has occurred, (y) the Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread or, as the case may be, the Benchmark Replacement and (z) the specific terms of the Benchmark Amendments or Benchmark Replacement Conforming Changes (if any), as applicable, in each case as determined in accordance with the provisions of this Condition 7(i);

(ii)

certifying that the Benchmark Amendments or Benchmark Replacement Conforming Changes (as applicable) are necessary to ensure the proper operation of (as applicable) (A) such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread or (B) such Benchmark Replacement; and

(iii)

certifying that (i) the relevant Issuer has duly consulted with an Independent Adviser with respect to each of the matters above or, if that is not the case, (ii) explaining, in reasonable detail, why the relevant Issuer has not done so.

The Trustee shall be entitled to rely on such certificate (without inquiry and without liability to any person) as sufficient evidence thereof. The Successor Rate, Alternative Rate, Benchmark Replacement, Adjustment Spread, Benchmark Amendments and/or Benchmark Replacement Conforming Changes (if any), as applicable, specified in such certificate will (in the absence of manifest error in the determination thereof and without prejudice to the Trustee’s ability to rely on such certificate as aforesaid) be binding on the relevant Issuer, the Trustee, the Agent, the Calculation Agent, the Paying Agents and the Noteholders and Couponholders.

(d)	Survival of Original Reference Rate

Without prejudice to the relevant Issuer’s obligations under the provisions of this Condition 7(i), the Original Reference Rate and the fallback provisions provided for in Condition 7 will continue to apply unless and until the Calculation Agent has been notified, in accordance with Condition 7(i)(c), of (as the case may be):

(i)	the Successor Rate or the Alternative Rate (as the case may be), and (in either case) the Adjustment Spread and Benchmark Amendments (if any) determined in accordance with Condition 7(i)(a); or

(ii)	the Benchmark Replacement and Benchmark Replacement Conforming Changes (if any) determined in accordance with Condition 7(i)(b).

(e)	Restriction on Independent Adviser and Issuer liability

An Independent Adviser appointed pursuant to this Condition 7(i) shall act in good faith.

In the absence of bad faith or fraud, neither the relevant Issuer nor any Independent Adviser shall have any liability whatsoever to the Trustee, the Paying Agents, the Agent, the Calculation Agent or the Noteholders or Couponholders for any determination made by the relevant Issuer or the Independent Adviser or (in the case of the Independent Adviser) for any advice given to the relevant Issuer in connection with any determination made by the relevant Issuer pursuant to this Condition 7(i).

(f)	Fallbacks

If, following the occurrence of:

(i)	a Benchmark Event; or

(ii)	a Benchmark Transition Event (and its related Benchmark Replacement Date),

in respect of the Original Reference Rate, on the immediately following Interest Determination Date:

(A)

(in the case of (i) above) no Successor Rate or Alternative Rate (as applicable) is determined pursuant to Condition 7(i)(a) or (as the case may be) a Successor Rate or Alternative Rate (as applicable) is determined, but no Adjustment Spread is determined pursuant to Condition 7(i)(a); or

(B)	(in the case of (ii) above) no Benchmark Replacement is determined in accordance with Condition 7(i)(b),

then the original benchmark or screen rate (as applicable) will continue to apply for the purposes of determining such Rate of Interest on such Interest Determination Date, with the effect that the fallback provisions provided in Condition 7(c) will continue to apply to such determination.

In such circumstances, the relevant Issuer will be entitled (but not obliged), at any time thereafter, to elect to re-apply the provisions of this Condition 7(i), mutatis mutandis, on one or more occasions until:

(x)	(in the case of (i) above) a Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread and any Benchmark Amendments; or

(y)	(in the case of (ii) above) the Benchmark Replacement and any Benchmark Replacement Conforming Changes,

have been determined and notified in accordance with this Condition (i) (and, until such determination and notification (if any), the fallback provisions provided in Condition 7(c) will continue to apply).

The relevant Issuer’s intention is that, in circumstances where the relevant Issuer has been unable to determine (as applicable) (i) a Successor Rate or Alternative Rate (as applicable) and (in either case) the Adjustment Spread or (ii) the Benchmark Replacement pursuant this Condition 7(i), it will elect to re-apply such provisions if and when, in its sole determination, there have been such subsequent developments (whether in applicable law, market practice or otherwise) as would enable the relevant Issuer successfully to apply such provisions and determine (as applicable) (a) a Successor Rate or Alternative Rate (as applicable) and (in either case) the applicable Adjustment Spread and the applicable Benchmark Amendments (if any) or (b) the Benchmark Replacement and the applicable Benchmark Replacement Conforming Changes (if any).

(ii)	Preparation in anticipation of a Benchmark Event or a Benchmark Transition Event

If the relevant Issuer anticipates that a Benchmark Event or a Benchmark Transition Event, as applicable, will or may occur, nothing in these Conditions shall prevent the relevant Issuer (in its sole discretion) from taking, prior to the occurrence of such Benchmark Event or a Benchmark Transition Event, such actions as it considers expedient in order to prepare for applying the provisions of this Condition 7(i) (including, without limitation, appointing and consulting with an Independent Adviser, and seeking to identify any Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Amendments, Benchmark Replacement and/or Benchmark Replacement Conforming Changes, as applicable), provided that no Successor Rate, Alternative Rate, Adjustment Spread, Benchmark Amendments, Benchmark Replacement and/or Benchmark Replacement Conforming Changes will take effect until the relevant Benchmark Event, or the relevant Benchmark Transition Event and its related Benchmark Replacement Date, as applicable, has occurred.

8.	Zero Coupon Note Provisions

(a)	Application

This Condition 8 is applicable to the Notes only if the Zero Coupon Note provisions are specified in the relevant Final Terms as being applicable.

(b)	Late payment on Zero Coupon Notes

If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)

the product of the Accrual Yield (compounded annually) being applied to the Reference Price on the basis of the relevant Day Count Fraction from (and including) the Issue Date to (but excluding) whichever is the earlier of (A) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (B) the day which is seven days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.	Redemption and Purchase

(a)	Scheduled redemption

Unless previously redeemed or purchased and cancelled in accordance with Condition 9(k) (Cancellation), the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 10(1) (Payments – Bearer Notes) or Condition 10(2) (Payments – Registered Notes).

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part:

(i)	at any time (if the Floating Rate Note provisions are not specified in the relevant Final Terms as being applicable); or

(ii)	on any Interest Payment Date (if the Floating Rate Note provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 18 (Notices) (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if:

(A)

as a result of any change in, or amendment to, the tax laws or regulations of the Relevant Jurisdiction(s) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes on the next Interest Payment Date either (i) the relevant Issuer would be obliged to pay additional amounts as provided or referred to in Condition 11 (Taxation) or (ii) each relevant Guarantor would be unable for reasons outside its control to procure payment by the relevant Issuer and in making payment itself would be required to pay such additional amounts; and

(B)	such obligation cannot be avoided by the relevant Issuer or, as the case may be, each of the relevant Guarantors taking reasonable measures available to it,

PROVIDED, HOWEVER, THAT no such notice of redemption shall be given earlier than:

(I)

where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the relevant Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or

(II)

where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the relevant Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the relevant Issuer shall deliver to the Trustee (i), if the Trustee so requests, an opinion of independent legal advisers of recognised standing to the effect that the relevant Issuer or, as the case may be, a relevant Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and (ii) a certificate signed by two Authorised Signatories of the relevant Issuer or, as the case may be, each of the relevant Guarantors, as the case may be, stating that the obligation referred to in (A) above cannot be avoided by the relevant Issuer or, as the case may be, each of the relevant Guarantors taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (B) above in which event it shall be conclusive and binding on the Noteholders and Couponholders. Upon the expiry of any such notice as is referred to in this Condition 9(b), the relevant Issuer shall be bound to redeem the Notes in accordance with this Condition 9(b).

(c)	Redemption at the option of the relevant Issuer (Issuer Call Option)

If Issuer Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the relevant Issuer in whole or, if so specified in the relevant Final Terms, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the relevant Issuer giving not less than 30 nor more than 60 days’ notice (or such other period of notice as is specified in the relevant Final Terms as being applicable) to the Noteholders and the Trustee (which notice shall be irrevocable and shall oblige the relevant Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d)	Redemption at the option of the relevant Issuer where Issuer Maturity Par Call Option or Issuer Residual Call Option is specified

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part:

i)

if Issuer Maturity Par Call Option is specified in the relevant Final Terms as being applicable, at any time during the period commencing on (and including) the day that is 90 days (or such other number of days as is specified in the relevant Final Terms) prior to the Maturity Date to (but excluding) the Maturity Date, at the Final Redemption Amount specified in the relevant Final Terms, plus accrued interest (if any) to the date fixed for redemption, upon the relevant Issuer having given not less than 30 nor more than 60 days’ notice (or such other period of notice as is specified in the relevant Final Terms as being applicable) to the Noteholders and the Trustee (which notice shall be irrevocable and shall specify the date fixed for redemption); or

ii)

if Issuer Residual Call Option is specified in the relevant Final Terms as being applicable and, at any time, the outstanding aggregate nominal amount of the Notes is 20 per cent. or less of the aggregate nominal amount of the Series issued, at any time (if the Floating Rate Note provisions are not specified in the relevant Final Terms as being applicable)) or on any Interest Payment Date (if the Floating Rate Note provisions are specified in the relevant Final Terms as being applicable), at the Residual Call Early Redemption Amount, plus accrued interest (if any) to the date fixed for redemption, upon the relevant Issuer having given not less than 30 nor more than 60 days’ notice (or such other period of notice as is specified in the relevant Final Terms as being applicable) to the Noteholders and the Trustee (which notice shall be irrevocable and shall specify the date fixed for redemption).

(e)	Partial redemption

If the Notes are to be redeemed in part only on any date in accordance with Condition 9(c) (Redemption at the option of the relevant Issuer (Issuer Call Option)), in the case of Bearer Notes, the Notes to be redeemed shall be selected by the drawing of lots in such place and in such manner as the Trustee approves, subject to compliance with applicable law, the rules of each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the notice to Noteholders referred to in Condition 9(c) (Redemption at the option of the relevant Issuer (Issuer Call Option)) shall specify the serial numbers of the Notes so to be redeemed (which will be published by the relevant Issuer in accordance with Condition 18 (Notices) not less than 15 days prior to the date fixed for redemption), and, in the case of Registered Notes, each Note shall be redeemed in part in the proportion which the aggregate principal amount of the outstanding Notes to be redeemed on the relevant Optional Redemption Date (Call) bears to the aggregate principal amount of outstanding Notes on such date. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(f)	Redemption at the option of Noteholders

If Put Option is specified in the relevant Final Terms as being applicable, the relevant Issuer shall, at the option of the Holder of any Note redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 9(f), the Holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put) (or such other period(s) as may be specified in the relevant Final Terms), deposit with any Paying Agent (in the case of Bearer Notes) or the Registrar or any Transfer Agent (in the case of Registered Notes) (i) a duly completed Put Option Notice in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent, as the case may and (ii) such Note together with, in the case of Bearer Notes, all unmatured Coupons relating thereto. The Paying Agent, the Registrar or any Transfer Agent, as the case may be, with which such Note and/or Put Option Notice is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. In the case of Registered Notes, the Holder must specify in the Put Option Notice the nominal amount of Notes to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Note Certificate in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 3(f) (Form, Denomination, Title and Transfer – Transfers of Registered Notes).

If the Note is in definitive form and held through Euroclear or Clearstream, to exercise the right to require redemption or, as the case may be, purchase of a Note under this Condition 9(f) the holder of the Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream (which may include notice being given on their instruction by Euroclear or Clearstream or any common depositary for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream from time to time.

Any Put Option Notice or other notice given by a Holder of any Note pursuant to this Condition 7.5 (Redemption at the option of the Noteholders (Investor Put)) shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 12 (Events of Default), in which event such Holder, at its option, may elect by notice to the relevant Issuer to withdraw the notice given pursuant to this Condition 9(f) (Redemption at the option of Noteholders) and instead to declare such Note forthwith due and payable pursuant to Condition 12 (Events of Default).

(g)	Change of Control redemption

If Change of Control Put Option is specified in the relevant Final Terms as being applicable and a Change of Control Put Event occurs, the Holder of any Note will have the option (unless prior to the giving of the relevant Change of Control Put Event Notice the relevant Issuer has given notice of redemption under Condition 9(b) (Redemption for tax reasons) or 9(c) (Redemption at the option of the relevant Issuer), if applicable) to require the relevant Issuer to redeem or, at the relevant Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Optional Redemption Date at its Change of Control Optional Redemption Amount together with interest accrued to (but excluding) the Change of Control Optional Redemption Date.

Promptly upon, and in any event within 14 days after, the relevant Issuer becoming aware that a Change of Control Put Event has occurred the relevant Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall, (subject in each case to the Trustee being indemnified, secured and/or prefunded to its satisfaction) give the Change of Control Put Event Notice to the Noteholders.

To exercise the Change of Control Put Option, the Holder of the Note must deposit with any Paying Agent (in the case of a Bearer Note) or the Registrar or any Transfer Agent (in the case of Registered Notes) within the Change of Control Put Period (i) a duly signed and completed notice of exercise in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent, as the case may be (a “Change of Control Put Exercise Notice”) and (ii) such Note together with, in the case of Bearer Notes, all unmatured Coupons relating thereto. The Paying Agent the Registrar, as the case may be, with which such Note and/or Change of Control Put Exercise Notice is so deposited shall deliver a duly completed Change of Control Put Event Receipt to the depositing Noteholder. No Note, Coupon or Certificate so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the relevant Issuer.

Any Change of Control Put Exercise Notice, once given, shall be irrevocable except where prior to the Change of Control Optional Redemption Date an Event of Default shall have occurred and the Trustee shall have accelerated the Notes, in which event such holder, at its option, may elect by notice to the Parent to withdraw the Change of Control Put Exercise Notice and instead to treat its Notes as being forthwith due and payable pursuant to Condition 12 (Events of Default).

If 80 per cent. or more in principal amount of the Notes then outstanding on the date on which the Change of Control Put Exercise Notice is given have been redeemed or purchased pursuant to this Condition 9(g), the relevant Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Change of Control Optional

Redemption Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any Rating Agency are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event”, or if a rating is procured from a Substitute Rating Agency, the relevant Issuer shall determine, with the agreement of the Trustee, the rating designations of such Rating Agency or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of the relevant Rating Agency and this Condition 9(g) shall be construed accordingly.

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, or to seek any confirmation from any Rating Agency pursuant to the definition of Negative Rating Event below, and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

(h)	No other redemption

The relevant Issuer shall not be entitled to redeem the Notes otherwise than as provided in Conditions 9(a) (Scheduled redemption) to 9(g) (Change of control redemption) above.

(i)	Early redemption of Zero Coupon Notes

Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)

the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 9(i) or, if none is so specified, a Day Count Fraction of 30E/360.

(j)	Purchase

The relevant Issuer, each relevant Guarantor, the Parent or any Subsidiary may at any time purchase Notes in the open market or otherwise and at any price, PROVIDED THAT all unmatured Coupons are purchased therewith.

(k)	Cancellation

All Notes so redeemed or purchased by the relevant Issuer, each relevant Guarantor, the Parent or any Subsidiary and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

10.	Payments –

(1)	Bearer Notes

This Condition 10(1) is only applicable to Bearer Notes.

(a)	Principal

Payments of principal shall be made only against presentation and (PROVIDED THAT payment is made in full) surrender of Bearer Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London).

(b)	Interest

Payments of interest shall, subject to Condition 10(1)(h) (Payments other than in respect of matured Coupons), be made only against presentation and (PROVIDED THAT payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in Condition 10(1)(a) (Principal).

(c)	Payments in New York City

Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the relevant Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(d)	Payments subject to fiscal laws

All payments in respect of the Bearer Notes are subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 11 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)	Deductions for unmatured Coupons

If the relevant Final Terms specify that the Fixed Rate Note provisions are applicable and a Bearer Note is presented without all unmatured Coupons relating thereto:

(i)

if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; PROVIDED HOWEVER, THAT if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

(A)

so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; PROVIDED HOWEVER, THAT where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B)

a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; PROVIDED, HOWEVER, THAT, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

Each sum of principal so deducted shall be paid in the manner provided in Condition 10(a) (Principal) against presentation and (PROVIDED THAT payment is made in full) surrender of the relevant missing Coupons.

(f)	Unmatured Coupons void

If the relevant Final Terms specifies that this Condition 10(f) is applicable or that the Floating Rate Note provisions are applicable, on the due date for final redemption of any Note or early redemption in whole of such Note pursuant to Condition 9(b) (Redemption for tax reasons), Condition 9(f) (Redemption at the option of Noteholders), Condition 9(c) (Redemption at the option of the relevant Issuer (Issuer Call Option)) or Condition 12 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g)	Payments on business days

If the due date for payment of any amount in respect of any Bearer Note or Coupon is not a Payment Business Day in the place of presentation, the Holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h)	Payments other than in respect of matured Coupons

Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Bearer Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by Condition 10(1)(c) (Payments in New York City) above).

(i)	Partial payments

If a Paying Agent makes a partial payment in respect of any Bearer Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j)	Exchange of Talons

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Bearer Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 13 (Prescription)). Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

(2)	Registered Notes

This Condition 10(2) is only applicable to Registered Notes.

(a)	Principal

Payments of principal shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest

Payments of interest shall be made by cheque drawn in the currency in which the payment is due drawn on, or, upon application by a Holder of a Registered Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in the City of London) and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws

All payments in respect of the Registered Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 11 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)	Payments on business days

Where payment is to be made by transfer to an account, payment instructions (for value the due date, or, if the due date is not a Payment Business Day, for value the next succeeding Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the Payment Business Day immediately preceding the due date for payment. A Holder of a Registered Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a Payment Business Day or (B) a cheque mailed in accordance with this Condition 10(2)(d) arriving after the due date for payment or being lost in the mail.

(e)	Partial payments

If a Paying Agent makes a partial payment in respect of any Registered Note, the relevant Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date

Each payment in respect of a Registered Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the “Record Date”). Where payment in respect of a Registered Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

11.	Taxation

(a)	Gross up

All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the relevant Issuer or any relevant Guarantor shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Relevant Jurisdiction or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the relevant Issuer or, as the case may be, such relevant Guarantor, shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note or Coupon:

(i)

presented for payment by or on behalf of a Holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, levied, collected, withheld or assessed other than the mere holding of the Note or Coupon;

(ii)

presented for payment more than 30 days after the Relevant Date except to the extent that the Holder of such Note or Coupon would have been entitled to such additional amounts on presenting such Note or Coupon for payment on the last day of such period of 30 days; or

(iii)

where such withholding or deduction is required pursuant to an agreement described in section 1471(b) of the Code, or is otherwise imposed pursuant to sections 1471 through 1474 of the Code and any regulations, agreements or undertakings thereunder or official interpretations thereof or other law implementing an intergovernmental approach thereto; or

(iv)

in the case of Notes issued by IHG Finance LLC, presented for payment by or on behalf of (i) any 10 per cent. shareholder of IHG Finance LLC within the meaning of Section 871(h)(3)(B) of the Code, (ii) any controlled foreign corporation related to IHG Finance LLC within the meaning of Section 864(d)(4) of the Code or (iii) any bank whose acquisition of Notes constitutes an extension of credit pursuant to a loan agreement entered into in the ordinary course of its business, or (iv) any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder, if required, to comply with certification, identification or information reporting or any other requirements under United States income tax laws and regulations, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of such Note or Coupon, if such compliance is required by United States income tax laws and regulations, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge, including, failure of the holder or of the beneficial owner of such Note or Coupon, to provide a valid U.S. IRS Form W-8 (or successor form) or other documentation as permitted by official IRS guidance.

(b)	Taxing jurisdiction

If the relevant Issuer or any relevant Guarantor becomes subject at any time to any taxing jurisdiction other than the Relevant Jurisdiction(s), references in these Conditions to the Relevant Jurisdiction(s) shall be construed as references to the Relevant Jurisdiction(s) and/or such other jurisdiction.

12.	Events of Default

If any of the following events occurs and is continuing then the Trustee may at its discretion and shall, if so requested in writing by the holders of at least one fifth of the aggregate principal amount of the outstanding Notes, or if so directed by an Extraordinary Resolution (subject to the Trustee having been indemnified and/or provided with security and/or prefunded by the Noteholders to its satisfaction) by written notice to the relevant Issuer, declare the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their Early Termination Amount together with accrued interest (if any) without further action or formality:

(a)	Non-payment

the relevant Issuer or any relevant Guarantor fails to pay any amount of principal in respect of the Notes within ten days of the due date for payment thereof or any amount of interest in respect of the Notes within ten days of the due date for payment thereof; or

(b)	Breach of other obligations

the relevant Issuer or any relevant Guarantor does not comply with any of their other obligations under or in respect of the Notes or the Trust Deed and (except in any case where, in the opinion of the Trustee, such failure is incapable of remedy in which case no continuation or notice as is hereinafter provided will be required) such failure to comply continues unremedied for 30 days (or such longer period as the Trustee may permit) after written notice thereof has been delivered by the Trustee to the relevant Issuer or such relevant Guarantor, as the case may be; or

(c)	Cross Default

(i)	any Indebtedness of the relevant Issuer or any relevant Guarantor or any Material Subsidiary becomes due and repayable prematurely by reason of an event of default (however described);

(ii)

the relevant Issuer or any relevant Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness on the due date for payment or, as the case may be, within any applicable grace period as originally provided;

(iii)	any security given by the relevant Issuer or any relevant Guarantor or any Material Subsidiary for any Indebtedness is enforced; or

(iv)

default is made by the relevant Issuer or any relevant Guarantor or any Material Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness of any other person, provided that (i) no event described in this Condition 12(c) shall constitute an Event of Default where the relevant Issuer or the relevant Guarantor or the relevant Material Subsidiary, as the case may be, satisfies the Trustee that it is contesting such Event of Default in good faith and by appropriate action and (ii) no event described in this Condition 12(c) shall constitute an Event of Default unless the Indebtedness or other relative liability, either alone or when aggregated with other Indebtedness and/or other liabilities relative to all (if any) other events described in this Condition 12(c) which have occurred and are continuing (excluding where the relevant Issuer and/or the relevant Guarantor and/or the relevant Material Subsidiary, as the case may be, has satisfied the Trustee that it is contesting such event in good faith and by appropriate action), amounts to at least U.S.$50,000,000 (or its equivalent in any other currency); or

(d)	Security enforced

a secured party takes possession, or a receiver, manager or other similar officer is appointed, of all or substantially all of the undertaking, assets and revenues of the relevant Issuer, a relevant Guarantor or any Material Subsidiary; or

(e)	Creditor’s process

any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the relevant Issuer, any relevant Guarantor or a Material Subsidiary having an aggregate value of and in respect of indebtedness aggregating at least U.S.$50,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 30 days; or

(f)	Insolvency etc.

(i) the relevant Issuer, any relevant Guarantor or any Material Subsidiary becomes insolvent or is unable to pay its debts as they fall due; (ii) an administrator or liquidator of the relevant Issuer, any relevant Guarantor or any Material Subsidiary of all or substantially all of the undertaking, assets and revenues of the relevant Issuer, such relevant Guarantor or such Material Subsidiary is appointed (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution); or (iii) the relevant Issuer, any relevant Guarantor or any Material Subsidiary makes a general assignment or an arrangement or composition with or for the benefit of its creditors generally or declares a moratorium in respect of any of its Indebtedness given by it; or (iv) a person presents a petition for the winding up, liquidation, dissolution, administration or suspension of payments of the relevant Issuer, any relevant Guarantor or any Material Subsidiary (excluding where the relevant Issuer, such relevant Guarantor or such Material Subsidiary has satisfied the Trustee that it is contesting such petition in good faith and by appropriate action); or

(g)	Winding up etc.

an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the relevant Issuer, any relevant Guarantor or any Material Subsidiary (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution); or

(h)	Failure to take action etc.

any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the relevant Issuer or the relevant Guarantors lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under and in respect of the Notes, the Coupons and the Trust Deed, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Notes, the Coupons and the Trust Deed admissible in evidence in the courts of England is not taken, fulfilled or done; or

(i)	Cessation of business etc.

the relevant Issuer, any relevant Guarantor or any Material Subsidiary ceases or threatens to cease to carry on all or substantially all of its business, save for (i) the purposes of or pursuant to an amalgamation, reorganisation or restructuring neither involving nor arising out of the insolvency of the relevant Issuer or, as the case may be, such relevant Guarantor or Material Subsidiary, (ii) any transfer of assets by the relevant Issuer, any relevant Guarantor or any Material Subsidiary to any other member of the Group, (iii) any transfer of assets by the relevant Issuer, any relevant Guarantor or any Material Subsidiary to a third party or parties (whether associated or not) on an arm’s length basis, (iv) any transfer of assets by the relevant Issuer, any relevant Guarantor or any Material Subsidiary whereby the transferee is or immediately upon such transfer becomes a Material Subsidiary, or (v) any transfer of assets by the relevant Issuer, any relevant Guarantor or any Material Subsidiary the terms of which have been previously approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(j)	Guarantee etc.

any relevant Guarantee ceases to be, or is claimed by a relevant Guarantor not to be, in full force and effect; or

(k)	Guarantors etc.

any relevant Guarantor or, where the relevant Issuer is IHG Finance LLC, the relevant Issuer ceases to be a Subsidiary controlled, directly or indirectly, by the Parent,

provided that, in the case of Conditions 12(b), (d) and (f) to (i) inclusive, the Trustee shall have certified in writing that such event is in its opinion materially prejudicial to the interests of the Noteholders.

13.	Prescription

Claims for principal in respect of Bearer Notes shall become void unless the relevant Bearer Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest in respect of Bearer Notes shall become void unless the relevant coupons are presented for payment within five years of the appropriate Relevant Date. Claims for principal and interest on redemption in respect of Registered Notes shall become void unless the relevant Note Certificates are surrendered for payment within ten years of the appropriate Relevant Date.

14.	Replacement of Notes, Coupons and Talons

If any Note, Note Certificate Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, (and, if the Notes are then admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent or Transfer Agent in any particular place, the Paying Agent or Transfer Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system), subject to all applicable laws and competent authority, stock exchange and/or quotation system requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the relevant Issuer and the relevant Guarantors may reasonably require. Mutilated or defaced Notes, Note Certificates, Coupons or Talons must be surrendered before replacements will be issued.

15.	Trustee and Agents

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from any obligation to take proceedings to enforce repayment or take any other action under the Trust Deed unless indemnified and/or secured and/or prefunded to its satisfaction and to be paid its costs and expenses in priority to the claims of Noteholders. The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the relevant Issuer, the relevant Guarantors and/or any other Subsidiary of the Parent and/or any related entity thereof and to act as trustee for the holders of any other securities issued or guaranteed by or relating to the relevant Issuer, the relevant Guarantors or any other Subsidiary of the Parent, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

In the exercise of its powers and discretions under these Conditions and/or the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequences for individual Holders of Notes, Coupons or Talons as a result of such Holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents and the Calculation Agent (if any) act solely as agents of the relevant Issuer or, following the occurrence of an Event of Default, the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The Principal Paying Agent and its initial Specified Office is set out below. If any additional Paying Agent is appointed in connection with any Series, the name of such Paying Agent will be specified in Part B of the relevant Final Terms. The initial Calculation Agent (if any) is specified in the relevant Final Terms. The relevant Issuer reserves the right at any time, with the prior written consent of the Trustee, to vary or terminate the appointment of any Agent, Registrar or Calculation Agent and to appoint a successor registrar, principal paying agent, transfer agent or calculation agent and additional or successor paying agents; PROVIDED HOWEVER, THAT:

(a)	the relevant Issuer shall at all times maintain a Principal Paying Agent and a Registrar; and

(b)	if a Calculation Agent is specified in the relevant Final Terms, the relevant Issuer shall at all times maintain a Calculation Agent; and

(c)

if and for so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent (in the case of Bearer Notes) and/or a Transfer Agent (in the case of Registered Notes) in any particular place, the relevant Issuer shall maintain a Paying Agent and/or Transfer Agent, as applicable, having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system.

Notice of any appointment of, or change in, any of the Calculation Agent, Registrar, Agents or in their Specified Offices shall promptly be given to the Noteholders in accordance with Condition 18 (Notices).

16.	Meetings of Noteholders; Modification and Waiver

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings (which may be physical or virtual) of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the relevant Issuer and, if applicable, the relevant Guarantors (acting together) or the Trustee and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more Persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; PROVIDED HOWEVER, THAT Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which one or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, not less than one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not. Noteholders may attend and vote at such meetings or vote by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee).

Any such meeting of the Noteholders may be convened at a physical location, or such other method (which may include, without limitation, a conference call or video conference) as the Trustee may determine in accordance with the provisions of the Trust Deed.

In addition, a resolution in writing signed by or on behalf of at least 75 per cent. of the Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification and waiver

The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification to or of these Conditions, the Notes or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders, (ii) any modification of these Conditions, the Notes or the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (iii) any waiver or authorisation of any breach or proposed breach, of any of the provisions of these Conditions, the Notes or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter) that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification, authorisation or waiver shall be notified to the Noteholders as soon as practicable in accordance with Condition 18 (Notices).

(c)	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Noteholders or the Couponholders, to the substitution of certain other entities in place of the relevant Issuer or any relevant Guarantor (or in either case any previously substituted company) as principal debtor or, as the case may be, guarantor under the Trust Deed in relation to the Notes and Coupons of any Series of Notes, subject to (i) the Notes being unconditionally and irrevocably guaranteed by such Issuer or, as the case may be, such relevant Guarantor, (ii) the Trustee being satisfied that such substitution is not materially prejudicial to the interests of Noteholders; and (iii) certain other conditions set out in the Trust Deed being complied with.

No Noteholder or Couponholder shall, in connection with any substitution, be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such Noteholder or (as the case may be) Couponholder except to the extent provided for in Condition 11 (Taxation) (or any undertaking given in addition to or substitution for it pursuant to the provisions of the Trust Deed).

17.	Enforcement

The Trustee may, at any time, at its discretion and without further notice, institute such proceedings or take any other action against the relevant Issuer and/or any relevant Guarantor as it thinks fit to enforce any obligation, condition or provision binding on the relevant Issuer and/or the relevant Guarantors under these Conditions, the Notes or the Trust Deed, but shall not be bound to do so or to take any further action under or pursuant to the Trust Deed unless:

(a)	it has been so directed by an Extraordinary Resolution or it has been so requested in writing by the holders of at least one fifth of the nominal amount of the Notes outstanding; and

(b)	it has been indemnified and/or secured and/or prefunded to its satisfaction.

No Noteholder or Couponholder shall be entitled to institute proceedings directly against the relevant Issuer or a relevant Guarantor unless the Trustee, having become bound to proceed as aforesaid (i) fails to do so within 60 days of being bound so to proceed, or (ii) is unable for any reason to do so, and such failure or inability is continuing.

18.	Notices

(a)	Valid Notices – Bearer Notes

Notices to the Holders of Bearer Notes shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers).

(a)	Valid Notices – Registered Notes

Notices to the Holders of Registered Notes will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, notices to Noteholders will be published on the date of such mailing in a leading English language daily newspaper published in London (which is expected to be the Financial Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe.

(c)	Other Methods

Notwithstanding Condition 18(a) (Valid Notices – Bearer Notes) and Condition 18(b) (Valid Notices – Registered Notes), the Trustee may approve some other method of giving notice to the Noteholders if, in its opinion, that other method is reasonable having regard to market practice then prevailing and to the requirements of any stock exchange on which Notes are then listed and PROVIDED THAT notice of that other method is given to the Noteholders in the manner required by the Trustee.

(d)	Couponholders

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

19.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent., being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

20.	Further Issues

The relevant Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the relevant Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

21.	Governing Law and Jurisdiction

(a)	Governing law

The Notes and the Trust Deed, and any non-contractual obligations arising out of or in connection with the Notes and the Trust Deed, are governed by, and construed in accordance with, English law.

(b)	English courts

Subject to Condition 21(d) below, the courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Notes and the Trust Deed (including a dispute relating to the existence, validity or cancellation of the Notes or any non-contractual obligation arising out of or in connection with the Notes or the Trust Deed) or the consequences of their nullity and accordingly each of the relevant Issuer, each of the relevant Guarantors and the Trustee and any Noteholders or Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(c)	Appropriate forum

The relevant Issuer and each of the relevant Guarantors agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

(d)	Rights of the Trustee and Noteholders to take proceedings outside England

Condition 21(d) is for the benefit of the Trustee, the Noteholders and the Couponholders only. To the extent allowed by law, the Trustee, the Noteholders and the Couponholders may in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

(e)	Process agent

IHG Finance LLC, to the extent it is the relevant Issuer or a relevant Guarantor, irrevocably appoints the Parent which is presently at 1 Windsor Dials, Arthur Road, Windsor, Berkshire, England, SL4 1RS as its agent for service of process in any proceedings before the English courts in relation to any Dispute and the Parent accepts such appointment. IHG Finance LLC undertakes that, in the event of the Parent ceasing so to act or ceasing to be registered in England, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute in England. IHG Finance LLC agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this paragraph shall affect the right of the Trustee or, failing the Trustee, any Noteholder, to serve process in any other manner permitted by law.

(f)	Waiver of Trial by Jury

WITHOUT PREJUDICE TO CONDITION 21(B), EACH OF THE RELEVANT ISSUER AND THE RELEVANT GUARANTORS WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

SCHEDULE 2

FORM OF GLOBAL NOTES

PART A

FORM OF TEMPORARY GLOBAL NOTE FOR INTERCONTINENTAL

HOTELS GROUP PLC

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Temporary Global Note is issued in respect of the notes (the Notes) of InterContinental Hotels Group PLC (the Issuer) and guaranteed by (i) Six Continents Limited, (ii) InterContinental Hotels Limited, and (iii) IHG Finance LLC (each a Guarantor and together, the Guarantors) described in the final terms (the Final Terms) or drawdown prospectus (the Drawdown Prospectus) or securities note (Securities Note) a copy of which is annexed hereto. If a Drawdown Prospectus or a Securities

[1]	Legend to appear on every Note with a maturity of more than one year.

Note is annexed hereto, each reference in this Temporary Global Note to Final Terms shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus or Securities Note. The Notes:

(a)

Trust Deed: (insofar as they are represented by this Temporary Global Note) are subject to and have the benefit of an amended and restated trust deed made on 19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time, the Agency Agreement) made between, inter alios, the Issuer, the Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch as principal paying agent (the Principal Paying Agent, which expression includes any successor or additional principal paying agent appointed from time to time in connection with the Notes, and together with any additional or successor paying agents appointed from time to time in connection with the Notes, the Paying Agents).

1.2	Construction

All references in this Temporary Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions and the Trust Deed. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.

1.3	References to Conditions

Any reference herein to the Conditions is to the Conditions as defined in the Trust Deed, as supplemented, amended and/or replaced by the Final Terms and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in Condition 2(a) (Interpretation - Definitions) shall have the same meanings when used in this Temporary Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions, the Redemption Amount or such lesser amount as is repayable upon any such redemption or repayment (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

(a)

Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream and, together with Euroclear, the international central securities depositaries or ICSDs) and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or

(b)

Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Temporary Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).

3.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

4.	EXCHANGE

4.1	Permanent Global Note

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for a Permanent Global Note”, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange Date), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

(a)	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)

Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

4.2	Definitive Notes; Not D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the C Rules are applicable or that neither the C Rules or the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange Date), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.

4.3	Definitive Notes; D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange Date), the Issuer shall procure the delivery of

Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:

(a)	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)

Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream Certification) hereto.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.

5.	DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES

5.1	Permanent Global Note

Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.

5.2	Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:

6.1

Permanent Global Note: the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

6.2	Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or

6.3	Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 9(k) (Redemption and Purchase - Cancellation),

the Issuer shall procure that:

(a)

if the Final Terms specify that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and

(b)	if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

7.	PAYMENTS

7.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and

(b)

NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.

7.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

7.3	Payment Business Day

If the currency of any payment made in respect of Notes represented by this Temporary Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Temporary Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

8.	CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Note and not by reference to the Calculation Amount.

9.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and the Trust Deed and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions and the Trust Deed as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.

10.	NOTICES

Notwithstanding Condition 18 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Agency Agreement), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 18 (Notices) on the date of delivery to Euroclear and/or Clearstream and/or any other relevant clearing system.

11.	MEETINGS

The holders of this Temporary Global Note shall, at any meeting of the Noteholders, be treated as having one vote in respect of each £1 in principal amount of the Notes represented by this Temporary Global Note.

12.	TRUSTEE’S POWERS

In considering the interests of Noteholders while this Temporary Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by any such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Temporary Global Note and may consider such interests as if such accountholders were the holders of this Temporary Global Note.

13.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC UK Branch as principal paying agent.

14.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

15.	GOVERNING LAW

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual/electronic signature of a duly authorised person on behalf of the Issuer.

INTERCONTINENTAL HOTELS	)
GROUP PLC	)
)

By:
electronic or manual signature
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED by and on behalf of	)
ELAVON FINANCIAL SERVICES DAC,	)
UK BRANCH	)
as principal paying agent without	)
recourse, warranty or liability	)

By:
electronic /manual signature
(duly authorised)

[EFFECTUATED for and on behalf of	)
[COMMON SAFEKEEPER]	)
as common safekeeper without recourse,	)
warranty or liability	)

By:
electronic/manual signature
(duly authorised)

[Temporary Global Note for InterContinental Hotels Group PLC – Signature Page]

SCHEDULE 12

TO THE TEMPORARY GLOBAL NOTE

Payments, Exchange and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

[2]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

SCHEDULE 2

TO THE TEMPORARY GLOBAL NOTE

Form of Accountholder’s Certification

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [    ]

[name of account holder]
as, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

By:
Authorised signatory

SCHEDULE 3

TO THE TEMPORARY GLOBAL NOTE

FORM OF EUROCLEAR/CLEARSTREAM CERTIFICATION

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our Member Organisations) substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

Euroclear Bank SA/NV

or

Clearstream Banking S.A.

By:
Authorised signatory

PART B

FORM OF PERMANENT GLOBAL NOTE FOR INTERCONTINENTAL

HOTELS GROUP PLC

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Global Note is issued in respect of the notes (the Notes) of InterContinental Hotels Group PLC (the Issuer) and guaranteed by (i) Six Continents Limited, (ii) InterContinental Hotels Limited, and (iii) IHG Finance LLC (each a Guarantor and together, the Guarantors) described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) or securities note (Securities Note) a copy of which is annexed hereto. If a Drawdown Prospectus or a Securities Note is annexed hereto, each reference in this Global Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus or Securities Note. The Notes:

[3]	Legend to appear on every Note with a maturity of more than one year.

(a)

Trust Deed: (insofar as they are represented by this Global Note) are subject to and have the benefit of an amended and restated trust deed made on 19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time) (the Agency Agreement) made between, inter alios, the Issuer, the Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch as principal paying agent (the Principal Paying Agent, which expression includes any successor or additional principal paying agent appointed from time to time in connection with the Notes, and, together with any additional or successor paying agents appointed from time to time in connection with the Notes, the Paying Agents).

1.2	Construction

All references in this Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions and the Trust Deed. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.

1.3	References to Conditions

Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions, the Redemption Amount or such lesser amount as is repayable upon any such redemption (or to repay such other amounts of principal on such dates as may be specified in the Final Terms and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto.

3.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

4.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:

4.1	Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

4.2	Upon demand: at any time, if so specified in the Final Terms; or

4.3	In limited circumstances: if the Final Terms specify “in the limited circumstances described in the Permanent Global Note”, then if either of the following events occurs:

(a)

Closure of clearing systems: Euroclear Bank SA/NV (Euroclear) or Clearstream Banking S.A. (Clearstream and, together with Euroclear, the international central securities depositaries or ICSDs) or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business and no successor clearing system approved by the Trustee is available; or

(b)	Event of Default: any of the circumstances described in Condition 12 (Events of Default) occurs; or

(c)	Adverse tax consequences: the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Permanent Global Note in definitive form.

5.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:

6.1	Payment of principal: a payment of principal is made in respect of this Global Note;

6.2	Definitive Notes: Definitive Notes are delivered; or

6.3	Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 9(k) (Redemption and Purchase - Cancellation),

the Issuer shall procure that:

(a)

if the Final Terms specify that the New Global Note Form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)	if the Final Terms specify that the New Global Note Form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ISCDs.

7.	WRITING UP

7.1	Initial Exchange

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, is entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)	NGN: if the Final Terms specify that the New Global Note form is applicable, is entered by the ICSDs in their records.

7.2	Subsequent Exchange

If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and

(b)	NGN: if the Final Terms specify that the New Global Note form is applicable, entered by the ICSDs in their records.

8.	PAYMENTS

8.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and

(b)

NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.

8.2 Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.3 Payment Business Day

If the currency of any payment made in respect of Notes represented by this Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

9. CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Note and not by reference to the Calculation Amount.

10. CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

11. EXERCISE OF PUT OPTION OR CHANGE OF CONTROL PUT OPTION

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, the option of the Noteholders provided for in Condition 9(f) (Redemption and Purchase - Redemption at the option of the Noteholders) or, as the case may be, the option of the Noteholders provided for in Condition 9(g) (Redemption and Purchase - Change of Control redemption) may be exercised by an accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream (which may include notice being given on his instructions by Euroclear or Clearstream or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

12.	EXERCISE OF CALL OPTION

For so long as all of the Notes are represented by one or both of the temporary global note and this Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, no drawing of Notes will be required under Condition 9(e) (Redemption and Purchase - Partial redemption) in the event that the Issuer exercises its call option pursuant to Condition 9(c) (Redemption and Purchase - Redemption at the option of the Issuer (Issuer Call Option)) in respect of less than the aggregate principal amount of the Notes outstanding at such time. In such event, the standard procedures of Euroclear and/or Clearstream shall operate to determine which interests in the Global Note(s) are to be subject to such option.

13.	NOTICES

Notwithstanding Condition 18 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and the temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Agency Agreement), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 18 (Notices) on the date of delivery to Euroclear and/or Clearstream and/or any other relevant clearing system.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder to the Principal Paying Agent through Euroclear and/or Clearstream, as the case may be, in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, as the case may be, may approve for this purpose.

14.	MEETINGS

The holders of this Global Note shall, at any meeting of the Noteholders, be treated as having one vote in respect of each £1 in principal amount of the Notes represented by this Global Note.

15.	TRUSTEE’S POWERS

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by any such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holders of this Global Note.

16.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC, UK Branch as principal paying agent.

17.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Permanent Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as Common Safekeeper (which expression has the meaning given in the Agency Agreement).

18.	GOVERNING LAW

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

AS WITNESS the manual/electronic signature of a duly authorised person on behalf of the Issuer.

INTERCONTINENTAL HOTELS	)
GROUP PLC	)

By:
electronic or manual signature
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of		)
ELAVON FINANCIAL SERVICES DAC,		)
UK BRANCH		)
as principal paying agent		)
without recourse, warranty or liability		)

By:
electronic/manual signature
(duly authorised)

[EFFECTUATED for and on behalf of		)
[COMMON SAFEKEEPER]		)
as common safekeeper without recourse,		)
warranty or liability		)

By:
electronic/manual signature
(duly authorised)

[Permanent Global Note for InterContinental Hotels Group PLC – Signature Page]

SCHEDULE 14

TO THE PERMANENT GLOBAL NOTE

PAYMENTS, EXCHANGE AND CANCELLATION OF NOTES

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

[4]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

SCHEDULE 2

TO THE PERMANENT GLOBAL NOTE

Terms and Conditions of the Notes

As set out in Schedule 1 to the Trust Deed

PART C

FORM OF DEFINITIVE NOTE FOR INTERCONTINENTAL HOTELS GROUP PLC

[On the face of the Note:]

[currency][denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

This Note is one of a series of notes (the Notes) of InterContinental Hotels Group PLC (the Issuer) and guaranteed by (i) Six Continents Limited, (ii) InterContinental Hotels Limited, and (iii) IHG Finance LLC (each a Guarantor and together, the Guarantors) as described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) or securities note (Securities Note) a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the Conditions is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms or Drawdown Prospectus or Securities Note and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in Condition 2(a) (Interpretation – Definitions) shall have the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated trust deed (as further modified and/or supplemented and/or novated from time to time, the Trust Deed) dated 19 September 2024 and made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee for the holders of the Notes.

The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms or Drawdown Prospectus or Securities Note), and to pay interest (if any) on the nominal amount of this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC, UK Branch as principal paying agent.

This Note, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

AS WITNESS the electronic or manual signature of a duly authorised person on behalf of the Issuer.

INTERCONTINENTAL HOTELS	)
GROUP PLC	)
)
By:
electronic or manual signature
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED by and on behalf of		)
ELAVON FINANCIAL SERVICES DAC,		)
UK BRANCH		)
as principal paying agent		)
without recourse, warranty or liability		)

By:
electronic or manual signature
(duly authorised)

[Definitive Note for InterContinental Hotels Group PLC – Signature Page]

[On the reverse of the Note:]

FINAL TERMS

The following is a copy of the relevant particulars of the Final Terms or Drawdown Prospectus or Securities Note.

TERMS AND CONDITIONS

[As set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES DAC, UK BRANCH

125 Old Broad Street

Fifth Floor

London EC2N 1AR

PART D

FORM OF COUPON FOR INTERCONTINENTAL HOTELS GROUP PLC

[On the face of the Coupon:]

[For Fixed Rate Notes]

INTERCONTINENTAL HOTELS GROUP PLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

Coupon for [currency][amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the Conditions) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

[For Floating Rate Notes]

INTERCONTINENTAL HOTELS GROUP PLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

This Coupon relates to a Note in the denomination of [currency] [amount].

Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the Conditions) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]5

[On the reverse of the Coupon:]

Principal Paying Agent: Elavon Financial Services DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1AR

[5]	Legend to appear on every Note with a maturity of more than one year.

PART E

FORM OF TALON FOR INTERCONTINENTAL HOTELS GROUP PLC

[On the face of the Talon:]

INTERCONTINENTAL HOTELS GROUP PLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

Talon for further Coupons.

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the Conditions) of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]6

[On the reverse of the Talon:]

Principal Paying Agent: Elavon Financial Services DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1AR

[6]	Legend to appear on every Note with a maturity of more than one year.

PART F

FORM OF TEMPORARY GLOBAL NOTE FOR IHG FINANCE LLC

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]7

IHG Finance LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Temporary Global Note is issued in respect of the notes (the Notes) of IHG Finance LLC (the Issuer) and guaranteed by InterContinental Hotels Group PLC, Six Continents Limited and InterContinental Hotels Limited (each a Guarantor and together, the Guarantors) described in the final terms (the Final Terms) or drawdown prospectus (the Drawdown Prospectus) or securities note (Securities Note) a copy of which is annexed hereto. If a Drawdown Prospectus or a Securities Note is annexed hereto, each reference in this Temporary Global Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus or Securities Note. The Notes:

(a)	Trust Deed: (insofar as they are represented by this Temporary Global Note) are subject to and have the benefit of an amended and restated trust deed made on

19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

[7]	Legend to appear on every Note with a maturity of more than one year.

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time, the Agency Agreement) made between, inter alios, the Issuer, the Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch as principal paying agent (the Principal Paying Agent, which expression includes any successor or additional principal paying agent appointed from time to time in connection with the Notes, and together with any additional or successor paying agents appointed from time to time in connection with the Notes, the Paying Agents).

1.2	Construction

All references in this Temporary Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions and the Trust Deed. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.

1.3	References to Conditions

Any reference herein to the Conditions is to the Conditions as defined in the Trust Deed, as supplemented, amended and/or replaced by the Final Terms and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in Condition 2(a) (Interpretation – Definitions) shall have the same meanings when used in this Temporary Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions, the Redemption Amount or such lesser amount as is repayable upon any such redemption or repayment (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

(a)

Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream and, together with Euroclear, the international central securities depositaries or ICSDs) and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or

(b)

Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Temporary Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).

3.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

4.	EXCHANGE

4.1	Permanent Global Note

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for a Permanent Global Note”, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange

Date), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

(a)	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)

Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

4.2	Definitive Notes; Not D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the C Rules are applicable or that neither the C Rules or the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange Date), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.

4.3	Definitive Notes; D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the Exchange Date), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:

(a)	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)

Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream Certification) hereto.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.

5.	DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES

5.1	Permanent Global Note

Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.

5.2	Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:

6.1 Permanent Global Note: the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

6.2 Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or

6.3 Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 9(k) (Redemption and Purchase – Cancellation),

the Issuer shall procure that:

(a)

if the Final Terms specify that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and

(b)	if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

7.	PAYMENTS

7.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and

(b)

NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.

7.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

7.3	Payment Business Day

If the currency of any payment made in respect of Notes represented by this Temporary Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Temporary Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

8.	CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Note and not by reference to the Calculation Amount.

9.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and the Trust Deed and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions and the Trust Deed as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.

10.	NOTICES

Notwithstanding Condition 18 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Agency Agreement), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 18 (Notices) on the date of delivery to Euroclear and/or Clearstream and/or any other relevant clearing system.

11.	MEETINGS

The holders of this Temporary Global Note shall, at any meeting of the Noteholders, be treated as having one vote in respect of each £1 in principal amount of the Notes represented by this Temporary Global Note.

12.	TRUSTEE’S POWERS

In considering the interests of Noteholders while this Temporary Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by any such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Temporary Global Note and may consider such interests as if such accountholders were the holders of this Temporary Global Note.

13.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC, UK Branch as principal paying agent.

14.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

15.	GOVERNING LAW

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual/electronic signature of a duly authorised person on behalf of the Issuer.

IHG FINANCE LLC	)
)

By:
electronic or manual signature
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED by and on behalf of	)
ELAVON FINANCIAL SERVICES DAC,	)
UK BRANCH	)
as principal paying agent without	)
recourse, warranty or liability	)

By:
electronic or manual signature
(duly authorised)

[EFFECTUATED for and on behalf of	)
[COMMON SAFEKEEPER]	)
as common safekeeper without recourse,	)
warranty or liability	)

By:
electronic or manual signature
(duly authorised)

[Temporary Global Note for IHG Finance LLC – Signature Page]

SCHEDULE 18

TO THE TEMPORARY GLOBAL NOTE

Payments, Exchange and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

[8]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

SCHEDULE 2

TO THE TEMPORARY GLOBAL NOTE

Form of Accountholder’s Certification

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [     ]]

[name of account holder] as, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

By:
Authorised signatory

SCHEDULE 3

TO THE TEMPORARY GLOBAL NOTE

FORM OF EUROCLEAR/CLEARSTREAM CERTIFICATION

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our Member Organisations) substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (United States persons), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [    ]]

Euroclear Bank SA/NV or Clearstream Banking S.A.

By:
Authorised signatory

Part B

Form of Permanent Global Note for IHG Finance LLC

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]9

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Global Note is issued in respect of the notes (the Notes) of IHG Finance LLC (the Issuer) and guaranteed by InterContinental Hotels Group PLC, Six Continents Limited and InterContinental Hotels Limited (each a Guarantor and together, the Guarantors) described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) or securities note (Securities Note) a copy of which is annexed hereto. If a Drawdown Prospectus or a Securities Note is annexed hereto, each reference in this Global Note to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus or Securities Note. The Notes:

(a)

Trust Deed: (insofar as they are represented by this Global Note) are subject to and have the benefit of an amended and restated trust deed made on 19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

[9]	Legend to appear on every Note with a maturity of more than one year.

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time) (the Agency Agreement) made between, inter alios, the Issuer, the Guarantors, the Trustee and Elavon Financial Services DAC, UK Branch as principal paying agent (the Principal Paying Agent, which expression includes any successor or additional principal paying agent appointed from time to time in connection with the Notes, and, together with any additional or successor paying agents appointed from time to time in connection with the Notes, the Paying Agents).

1.2	Construction

All references in this Global Note to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions and the Trust Deed. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.

1.3	References to Conditions

Any reference herein to the “Conditions” is to the Terms and Conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

2.	PROMISE TO PAY

2.1	Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions, the Redemption Amount or such lesser amount as is repayable upon any such redemption (or to repay such other amounts of principal on such dates as may be specified in the Final Terms and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

2.2	NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the

Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

2.3	CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto.

3.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

4.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:

4.1 Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

4.2 Upon demand: at any time, if so specified in the Final Terms; or

4.3 In limited circumstances: if the Final Terms specify “in the limited circumstances described in the Permanent Global Note”, then if either of the following events occurs:

(a)

Closure of clearing systems: Euroclear Bank SA/NV (Euroclear) or Clearstream Banking S.A. (Clearstream and, together with Euroclear, the international central securities depositaries or ICSDs) or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business and no successor clearing system approved by the Trustee is available; or

(b)	Event of Default: any of the circumstances described in Condition 12 (Events of Default) occurs; or

(c)	Adverse tax consequences: the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Permanent Global Note in definitive form.

5.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

6.	WRITING DOWN

On each occasion on which:

6.1 Payment of principal: a payment of principal is made in respect of this Global Note;

6.2 Definitive Notes: Definitive Notes are delivered; or

6.3 Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 9(k) (Redemption and Purchase – Cancellation),

the Issuer shall procure that:

(a)

if the Final Terms specify that the New Global Note Form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)	if the Final Terms specify that the New Global Note Form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ISCDs.

7.	WRITING UP

7.1	Initial Exchange

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, is entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)	NGN: if the Final Terms specify that the New Global Note form is applicable, is entered by the ICSDs in their records.

7.2	Subsequent Exchange

If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and

(b)	NGN: if the Final Terms specify that the New Global Note form is applicable, entered by the ICSDs in their records.

8.	PAYMENTS

8.1	Recording of Payments

Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:

(a)

CGN: if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and

(b)

NGN: if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.

8.2	Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

8.3	Payment Business Day

If the currency of any payment made in respect of Notes represented by this Global Note is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of the Notes represented by this Global Note is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

9.	CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Note will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Note and not by reference to the Calculation Amount.

10.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of notes represented by this Global Note.

11.	EXERCISE OF PUT OPTION OR CHANGE OF CONTROL PUT OPTION

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, the option of the Noteholders provided for in Condition 9(f) (Redemption and Purchase – Redemption at the option of the Noteholders) or, as the case may be, the option of the Noteholders provided for in Condition 9(g) (Redemption and Purchase – Change of Control redemption) may be exercised by an accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream (which may include notice being given on his instructions by Euroclear or Clearstream or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

12.	EXERCISE OF CALL OPTION

For so long as all of the Notes are represented by one or both of the temporary global note and this Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, no drawing of Notes will be required under Condition 9(e) (Redemption and Purchase - Partial redemption) in the event that the Issuer exercises its call option pursuant to Condition 9(c) (Redemption and Purchase - Redemption at the option of the Issuer (Issuer Call Option)) in respect of less than the aggregate principal amount of the Notes outstanding at such time. In such event, the standard procedures of Euroclear and/or Clearstream shall operate to determine which interests in the Global Note(s) are to be subject to such option.

13.	NOTICES

Notwithstanding Condition 18 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and the temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream and/or any other relevant clearing system or a Common Safekeeper (which expression has the meaning given in the Agency Agreement), notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 18 (Notices) on the date of delivery to Euroclear and/or Clearstream and/or any other relevant clearing system.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder to the Principal Paying Agent through Euroclear and/or Clearstream, as the case may be, in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, as the case may be, may approve for this purpose.

14.	MEETINGS

The holders of this Global Note shall, at any meeting of the Noteholders, be treated as having one vote in respect of each £1 in principal amount of the Notes represented by this Global Note.

15.	TRUSTEE’S POWERS

In considering the interests of Noteholders while this Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by any such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Global Note and may consider such interests as if such accountholders were the holders of this Global Note.

16.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC, UK Branch as principal paying agent.

17.	EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Permanent Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as Common Safekeeper (which expression has the meaning given in the Agency Agreement).

18.	GOVERNING LAW

This Global Note, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

AS WITNESS the manual/electronic signature of a duly authorised person on behalf of the Issuer.

IHG Finance LLC	)

By:	)
electronic or manual signature	)
(duly authorised))

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of	)
ELAVON FINANCIAL SERVICES DAC,	)
UK BRANCH	)
as principal paying agent	)
without recourse, warranty or liability	)

By:
electronic/manual signature
(duly authorised)

EFFECTUATED for and on behalf of	)
[COMMON SAFEKEEPER]	)
as common safekeeper without recourse,	)
warranty or liability	)

By:
electronic/manual signature
(duly authorised)

[Permanent Global Note for IHG Finance LLC – Signature Page]

SCHEDULE 110

TO THE PERMANENT GLOBAL NOTE

PAYMENTS, EXCHANGE AND CANCELLATION OF NOTES

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

[10]	Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

SCHEDULE 2

TO THE PERMANENT GLOBAL NOTE

Terms and Conditions of the Notes

[As set out in Schedule 1 to the Trust Deed]

Part C

Form of Definitive Note for IHG Finance LLC

[On the face of the Note:]

[currency][denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

This Note is one of a series of notes (the Notes) of IHG Finance LLC (the Issuer) and guaranteed by InterContinental Hotels Group PLC, Six Continents Limited and InterContinental Hotels Limited (together, the Guarantors) as described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) or securities note (Securities Note) a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the Conditions is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms or Drawdown Prospectus or Securities Note and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in Condition 2(a) (Interpretation – Definitions) shall have the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated trust deed (as further modified and/or supplemented and/or novated from time to time, the Trust Deed) dated 19 September 2024 and made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee for the holders of the Notes.

The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms or Drawdown Prospectus or Securities Note), and to pay interest (if any) on the nominal amount of this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note shall not be valid for any purpose until it has been authenticated by and on behalf of Elavon Financial Services DAC, UK Branch as principal paying agent.

This Note, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

AS WITNESS the electronic or manual signature of a duly authorised person on behalf of the Issuer.

IHG FINANCE LLC	)
)

By:
electronic or manual signature
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED by and on behalf of	)
ELAVON FINANCIAL SERVICES DAC,	)
UK BRANCH	)
as principal paying agent	)
without recourse, warranty or liability	)

By:
electronic or manual signature
(duly authorised)

[Definitive Note for IHG Finance LLC – Signature Page]

[On the reverse of the Note:]

FINAL TERMS

The following is a copy of the relevant particulars of the Final Terms or Drawdown Prospectus or Securities Note.

TERMS AND CONDITIONS

[As set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES DAC, UK BRANCH

125 Old Broad Street

Fifth Floor

London EC2N 1AR

PART D

Form of Coupon for IHG Finance LLC

[On the face of the Coupon:]

[For Fixed Rate Notes]

IHG FINANCE LLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

Coupon for [currency][amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the Conditions) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

[For Floating Rate Notes]

IHG FINANCE LLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

This Coupon relates to a Note in the denomination of [currency] [amount].

Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the Conditions) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]11

[On the reverse of the Coupon:]

Principal Paying Agent: Elavon Financial Services DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1AR

[11]	Legend to appear on every Note with a maturity of more than one year.

Part E

Form of Talon for IHG Finance LLC

[On the face of the Talon:]

IHG FINANCE LLC

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

Talon for further Coupons.

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the Conditions) of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]12

[On the reverse of the Talon:]

Principal Paying Agent: Elavon Financial Services DAC, UK Branch 125 Old Broad Street, Fifth Floor, London EC2N 1AR

[12]	Legend to appear on every Note with a maturity of more than one year.

SCHEDULE 3

FORM OF GLOBAL REGISTERED NOTE CERTIFICATES

PART A

FORM OF GLOBAL REGISTERED NOTE CERTIFICATE FOR

INTERCONTINENTAL HOTELS GROUP PLC

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION UNDER THE SECURITIES ACT.]

[[ISIN]: [•]]

[Common Code: [•]]

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

GLOBAL REGISTERED NOTE CERTIFICATE

1.	INTRODUCTION

1.1	The Notes

This Global Registered Note Certificate is issued in respect of the notes (the Notes) of InterContinental Hotels Group PLC (the Issuer) described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) a copy of which is annexed hereto. [If a Drawdown Prospectus is annexed hereto, each reference in this Global Registered Note Certificate to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus. The Notes:

(a)

Trust Deed: (insofar as they are represented by this Global Note) are subject to and have the benefit of an amended and restated trust deed made on 19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time) (the Agency Agreement) made between the Issuer, the Guarantors, Elavon Financial Services DAC as registrar (the Registrar which expression includes any successor registrar appointed from time to time in connection with the Notes), Elavon Financial Services DAC, UK Branch as principal paying agent and the Trustee and the other paying agents and the transfer agents named therein.

1.2	Construction

All references in this Global Registered Note Certificate to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Registered Note Certificate.

1.3	References to Conditions

Any reference herein to the Conditions is to the Terms and Conditions of the Notes set out in Schedule 1 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Registered Note Certificate.

2.	REGISTERED HOLDER

This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the Register) is the duly registered holder (the Holder) of an aggregate principal amount equal to the Aggregate Nominal Amount specified in the Final Terms or (if the Aggregate Nominal Amount in respect of the Series specified in the Final Terms is different from the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms) the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the Holder, in respect of each Note represented by this Global Registered Note Certificate, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	PAYMENT CONDITIONS

4.1

Payment Business Day: If the currency of any payment made in respect of Notes represented by this Global Registered Note Certificate is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of Notes represented by this Global Registered Note Certificate is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

4.2

Payment Record Date: Each payment made in respect of this Global Registered Note Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the Record Date) where Clearing System Business Day means a day on which each clearing system for which this Global Registered Note Certificate is being held is open for business.

5.	EXCHANGE FOR INDIVIDUAL NOTE CERTIFICATES

This Global Registered Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed Individual Note Certificates (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:

5.1 Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

5.2 Upon demand: at any time, if so specified in the Final Terms; or

5.3 In limited circumstances: if the Final Terms specifies “in the limited circumstances described in the Global Registered Note Certificate ”, then if either of the following events occurs:

(a)

Closure of clearing systems: [Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking S.A. (Clearstream)] or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so and no successor clearing system approved by the Trustee is available; or

(b)	Event of Default: an Event of Default as defined in Condition 12 (Events of Default) occurs.

6.	DELIVERY OF INDIVIDUAL NOTE CERTIFICATES

Whenever this Global Registered Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Registered Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Registered Note Certificate at the Specified Office of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

7.	CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Registered Note Certificate will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Registered Note Certificate and not by reference to the Calculation Amount.

8.	CONDITIONS APPLY

Save as otherwise provided herein, the Holder of this Global Registered Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Registered Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Registered Note Certificate.

9.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 9(f) (Redemption and Purchase – Redemption at the option of the Noteholders) or Condition 9(g) (Change of Control redemption), the Holder must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and Put Option Notice or Change of Control Put Exercise Notice (as applicable) (as each such expression is defined in the Agency Agreement) give notice of such exercise to the Principal Paying Agent, in accordance with the rules and procedures of Euroclear, Clearstream and/or any other relevant clearing system, specifying the principal amount of Notes in respect of which the Put Option or the Change of Control Put Option (as applicable) is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

10.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 9(c) (Redemption at the option of the relevant Issuer (Issuer Call Option)) in relation to some only of the Notes, the Notes represented by this Global Registered Note Certificate may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear, Clearstream (to be reflected in the records of Euroclear and Clearstream as either a pool factor or a reduction in principal amount, at their discretion).

11.	NOTICES

Notwithstanding Condition 18 (Notices), so long as this Global Registered Note Certificate is held on behalf of Euroclear, Clearstream or any other clearing system (an Alternative Clearing System), notices to Holders of Notes represented by this Global Registered Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream or (as the case may be) such Alternative Clearing System.

12.	DETERMINATION OF ENTITLEMENT

This Global Registered Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Registered Note Certificate.

13.	AUTHENTICATION

This Global Registered Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Elavon Financial Services DAC as registrar.

14.	[EFFECTUATION

This Global Registered Note Certificate shall not be valid for any purpose until it has been effectuated for or on behalf of the entity appointed as common safekeeper by Euroclear or Clearstream.]

15.	GOVERNING LAW

This Global Registered Note Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the electronic/manual signature of a duly authorised person for and on behalf of the Issuer.

INTERCONTINENTAL HOTELS GROUP PLC

By:
[electronic / manual signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of ELAVON FINANCIAL SERVICES DAC as registrar without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

EFFECTUATED for and on behalf of [COMMON SAFEKEEPER] as common safekeeper without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

[Registered Global Note for InterContinental Hotels Group PLC – Signature Page]

FORM OF TRANSFER

FOR VALUE RECEIVED                  , being the registered holder of this Global Registered Note Certificate, hereby transfers to

of                                                                                                                                                                 ,

[currency]               in principal amount of the Notes and irrevocably requests and authorises Elavon Financial Services DAC in its capacity as registrar in relation to the Notes (or any successor in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Registered Note Certificate.

(a)	A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

SCHEDULE 1

Terms and Conditions of the Notes

[As set out in the Base Prospectus[/Drawdown Prospectus (as applicable)]]

PART B

FORM OF INDIVIDUAL NOTE CERTIFICATE FOR INTERCONTINENTAL

HOTELS GROUP PLC

[ISIN: [•]]

[CUSIP No.: [•]]

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

INDIVIDUAL NOTE CERTIFICATE

This Note Certificate is issued in respect of a series of notes (the Notes) of InterContinental Hotels Group PLC (the Issuer) described in the final terms (the Final Terms) [or drawdown prospectus (Drawdown Prospectus)] a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the Conditions is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms [or Drawdown Prospectus], and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the Register) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the Holder) of:

[currency]

(            [CURRENCY IN WORDS])

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay the Redemption Amount to the Holder on Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms [or Drawdown Prospectus]), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Elavon Financial Services DAC as registrar.

This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the electronic / manual signature of a duly authorised person for and on behalf of the Issuer.

INTERCONTINENTAL HOTELS GROUP PLC

By:
[electronic / manual signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of Elavon Financial Services DAC as registrar without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

EFFECTUATED for and on behalf of [COMMON SAFEKEEPER] as common safekeeper without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

[Individual Note Certificate for InterContinental Hotels Group PLC – Signature Page]

FORM OF TRANSFER

FOR VALUE RECEIVED _____________________, being the registered holder of this Note Certificate, hereby transfers to ______________ of _______________________________________________________________________________________________________

[currency] _________________ in principal amount of the Notes and irrevocably requests and authorises Elavon Financial Services DAC in its capacity as registrar in relation to the Notes (or any successor in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

[On the reverse of the Note Certificate:]

FINAL TERMS

The following is a copy of the relevant particulars of the Final Terms [or Drawdown Prospectus].

TERMS AND CONDITIONS

[As set out in the Base Prospectus [/ Drawdown Prospectus (as applicable)]]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES

DAC, UK BRANCH

125 Old Broad Street

Fifth Floor

London EC2N 1AR

REGISTRAR AND TRANSFER AGENT

ELAVON FINANCIAL SERVICES DAC

[Block F1

Cherrywood Business Park

Cherrywood

Dublin 18 D18 W2X7

Ireland]

Part F

Form of Global Registered Note Certificate for IHG Finance LLC

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION UNDER THE SECURITIES ACT.]

[[ISIN]: [•]]

[Common Code: [•]]

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

GLOBAL REGISTERED NOTE CERTIFICATE

1.	INTRODUCTION

1.1	The Notes

This Global Registered Note Certificate is issued in respect of the notes (the Notes) of IHG Finance LLC (the Issuer) described in the final terms (the Final Terms) or drawdown prospectus (Drawdown Prospectus) a copy of which is annexed hereto. [If a Drawdown Prospectus is annexed hereto, each reference in this Global Registered Note Certificate to “Final Terms” shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus. The Notes:

(a)

Trust Deed: (insofar as they are represented by this Global Note) are subject to and have the benefit of an amended and restated trust deed made on 19 September 2024 (as further amended, supplemented or restated from time to time, the Trust Deed) made between the Issuer, the Guarantors and U.S. Bank Trustees Limited as trustee (the Trustee, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed); and

(b)

Agency Agreement: are the subject of an amended and restated agency agreement dated 19 September 2024 (as further amended, supplemented or restated from time to time) (the Agency Agreement) made between the Issuer, the Guarantors, Elavon Financial Services DAC as registrar (the Registrar which expression includes any successor registrar appointed from time to time in connection with the Notes), Elavon Financial Services DAC, UK Branch as principal paying agent and the Trustee and the other paying agents and the transfer agents named therein.

1.2	Construction

All references in this Global Registered Note Certificate to an agreement, instrument or other document (including the Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Registered Note Certificate.

1.3	References to Conditions

Any reference herein to the Conditions is to the Terms and Conditions of the Notes set out in Schedule 1 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Registered Note Certificate.

2.	REGISTERED HOLDER

This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the Register) is the duly registered holder (the Holder) of an aggregate principal amount equal to the Aggregate Nominal Amount specified in the Final Terms or (if the Aggregate Nominal Amount in respect of the Series specified in the Final Terms is different from the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms) the Aggregate Nominal Amount in respect of the Tranche specified in the Final Terms.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the Holder, in respect of each Note represented by this Global Registered Note Certificate, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	PAYMENT CONDITIONS

4.1

Payment Business Day: If the currency of any payment made in respect of Notes represented by this Global Registered Note Certificate is euro, the applicable Payment Business Day shall be any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or, if the currency of any payment made in respect of Notes represented by this Global Registered Note Certificate is not euro, the applicable Payment Business Day shall be any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre.

4.2

Payment Record Date: Each payment made in respect of this Global Registered Note Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the Record Date) where Clearing System Business Day means a day on which each clearing system for which this Global Registered Note Certificate is being held is open for business.

5.	EXCHANGE FOR INDIVIDUAL NOTE CERTIFICATES

This Global Registered Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed Individual Note Certificates (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:

5.1	Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

5.2	Upon demand: at any time, if so specified in the Final Terms; or

5.3	In limited circumstances: if the Final Terms specifies “in the limited circumstances described in the Global Registered Note Certificate ”, then if either of the following events occurs:

(a)

Closure of clearing systems: [Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking S.A. (Clearstream)] or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so and no successor clearing system approved by the Trustee is available; or

(b)	Event of Default: an Event of Default as defined in Condition 12 (Events of Default) occurs.

6.	DELIVERY OF INDIVIDUAL NOTE CERTIFICATES

Whenever this Global Registered Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Registered Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Registered Note Certificate at the

Specified Office of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

7.	CALCULATION OF INTEREST

The calculation of any interest amount in respect of Notes represented by this Global Registered Note Certificate will be calculated on the aggregate outstanding principal amount of the Notes represented by this Global Registered Note Certificate and not by reference to the Calculation Amount.

8.	CONDITIONS APPLY

Save as otherwise provided herein, the Holder of this Global Registered Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Registered Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Registered Note Certificate.

9.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 9(f) (Redemption and Purchase – Redemption at the option of the Noteholders) or Condition 9(g) (Change of Control redemption), the Holder must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and Put Option Notice or Change of Control Put Exercise Notice (as applicable) (as each such expression is defined in the Agency Agreement) give notice of such exercise to the Principal Paying Agent, in accordance with the rules and procedures of Euroclear, Clearstream and/or any other relevant clearing system, specifying the principal amount of Notes in respect of which the Put Option or the Change of Control Put Option (as applicable) is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

10.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 9(c) (Redemption at the option of the relevant Issuer (Issuer Call Option)) in relation to the Notes, the Notes represented by this Global Registered Note Certificate may be redeemed at the option of the Issuer in whole or in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear, Clearstream (to be reflected in the records of Euroclear and Clearstream as either a pool factor or a reduction in principal amount, at their discretion).

11.	NOTICES

Notwithstanding Condition 18 (Notices), so long as this Global Registered Note Certificate is held on behalf of Euroclear, Clearstream or any other clearing system (an Alternative Clearing System), notices to Holders of Notes represented by this Global Registered Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream or (as the case may be) such Alternative Clearing System.

12.	DETERMINATION OF ENTITLEMENT

This Global Registered Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Registered Note Certificate.

13.	AUTHENTICATION

This Global Registered Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Elavon Financial Services DAC as registrar.

14.	[EFFECTUATION

This Global Registered Note Certificate shall not be valid for any purpose until it has been effectuated for or on behalf of the entity appointed as common safekeeper by Euroclear or Clearstream.]

15.	GOVERNING LAW

This Global Registered Note Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the electronic / manual signature of a duly authorised person for and on behalf of the Issuer.

IHG FINANCE LLC

By:
[manual or electronic signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of
ELAVON FINANCIAL SERVICES DAC as registrar without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

EFFECTUATED for and on behalf of
[COMMON SAFEKEEPER] as common safekeeper without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

[Registered Global Note for IHG Finance LLC – Signature Page]

FORM OF TRANSFER

FOR VALUE RECEIVED __________________, being the registered holder of this Global Registered Note Certificate, hereby transfers to _____________________________________________________________________________________________________________ of _____________________________________________________, [currency] _____________ in principal amount of the Notes and irrevocably requests and authorises Elavon Financial Services DAC in its capacity as registrar in relation to the Notes (or any successor in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: _______________________

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Registered Note Certificate.

(d)	A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.

(e)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(f)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

SCHEDULE 1

Terms and Conditions of the Notes

[As set out in the Base Prospectus[/Drawdown Prospectus (as applicable)]]

PART C

FORM OF INDIVIDUAL NOTE CERTIFICATE FOR IHG FINANCE LLC

[ISIN: [•]]

[CUSIP No.: [•]]

IHG FINANCE LLC

(formed in the State of Delaware with company number 7546892)

[Aggregate principal amount of Series]

[Title of Notes]

unconditionally and irrevocably guaranteed by

INTERCONTINENTAL HOTELS GROUP PLC

(incorporated in England and Wales with company number 05134420)

and

SIX CONTINENTS LIMITED

(incorporated in England and Wales with company number 913450)

and

INTERCONTINENTAL HOTELS LIMITED

(incorporated in England and Wales with company number 4551528)

INDIVIDUAL NOTE CERTIFICATE

This Note Certificate is issued in respect of a series of notes (the Notes) of IHG Finance LLC (the Issuer) described in the final terms (the Final Terms) [or drawdown prospectus (Drawdown Prospectus)] a copy of the relevant particulars of which is endorsed on this Note. Any reference herein to the Conditions is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms [or Drawdown Prospectus], and any reference to a numbered Condition is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note.

This is to certify that:

of _____________________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the Register) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the Holder) of:

[currency] ______________________________

( _________________ [CURRENCY IN WORDS])

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay the Redemption Amount to the Holder on Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms [or Drawdown Prospectus]), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Elavon Financial Services DAC as registrar.

This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the electronic / manual signature of a duly authorised person for and on behalf of the Issuer.

IHG FINANCE LLC

By:
[manual or electronic signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
Elavon Financial Services DAC as registrar without recourse, warranty or liability

By:
[electronic / manual signature]
(duly authorised)

EFFECTUATED for and on behalf of
[COMMON SAFEKEEPER] as common safekeeper without recourse, warranty or liability

By:
[electronic / manual signature] (duly authorised)

[Individual Note Certificate for IHG Finance LLC – Signature Page]

FORM OF TRANSFER

FOR VALUE RECEIVED _________________, being the registered holder of this Note Certificate, hereby transfers to _____________________________________ of ___________________________________________________________________________ [currency] _______________________ in principal amount of the Notes and irrevocably requests and authorises Elavon Financial Services DAC in its capacity as registrar in relation to the Notes (or any successor in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(g)	A representative of such registered holder should state the capacity in which such representative signs, e.g. executor.

(h)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(i)	Any transfer of Notes shall be in an amount equal to a Specified Denomination.

[On the reverse of the Note Certificate:]

FINAL TERMS

The following is a copy of the relevant particulars of the Final Terms [or Drawdown Prospectus].

TERMS AND CONDITIONS

[As set out in the Base Prospectus[ / Drawdown Prospectus (as applicable)]]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

ELAVON FINANCIAL SERVICES

DAC, UK BRANCH

125 Old Broad Street

Fifth Floor

London EC2N 1AR

REGISTRAR AND TRANSFER

AGENT

ELAVON FINANCIAL SERVICES

DAC

[Block F1

Cherrywood Business Park

Cherrywood

Dublin 18 D18 W2X7

Ireland]

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	DEFINITIONS

In this Trust Deed and the Conditions, the following expressions have the following meanings:

1.1	In relation to Meetings of holders of Registered Notes and/or holders of Bearer Notes:

Chairperson means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairperson);

Extraordinary Resolution means:

(a)

a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-quarters of the votes cast on such poll; or

(b)

consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of at least three-quarters in nominal amount of the Notes for the time being outstanding.

Meeting means a meeting of Noteholders (whether originally convened or resumed following an adjournment, and whether held virtually or in person);

Relevant Fraction means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)

for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than one quarter;

Reserved Matter means any proposal:

(a)

to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity provided however for the avoidance of doubt that neither a Benchmark Amendment nor a Benchmark Replacement Conforming Change shall constitute a Reserved Matter;

(b)

to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Relevant Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 9.3 (Substitution) of this Trust Deed);

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

Written Resolution means a resolution in writing signed by or on behalf of holders of Notes, who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, holding not less than three-quarters in nominal amount of the Notes of such Series for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

24 hours means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

48 hours means 2 consecutive periods of 24 hours.

1.2	In relation to Meetings of holders of Bearer Notes only:

Block Voting Instruction means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)

certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting specified in such Block Voting Instruction; and

(ii)

the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the Deposited Notes and notification thereof by such Paying Agent to the Relevant Issuer and the Trustee; and

(b)

certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting and ending at the conclusion or adjournment thereof, such instructions may not be amended or revoked;

(c)

listing the aggregate nominal amount and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

Deposited Notes means certain specified Bearer Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) held to its order or under its control or blocked in an account with a clearing system, for the purposes of a Block Voting Instruction or a Voting Certificate;

Proxy, in the case of Bearer Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)

any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

Voter means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;

Voting Certificate means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)

that the Deposited Notes have been deposited with such Paying Agent (or to its order or under its control at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

1.3	In relation to any Meeting of the holders of Registered Notes:

Block Voting Instruction means, in relation to any Meeting, a document in the English language issued by a Registrar:

(a)	certifying:

(i)

that certain specified Registered Notes (each a Blocked Note) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)

that each registered holder of certain specified Registered Notes (each a Relevant Note) or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)

listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

Form of Proxy means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Registered Notes held by such Noteholder;

Proxy, in the case of Registered Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)

any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been reappointed to vote at the Meeting when it is resumed;

Voter means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 5 (Record date in relation to Registered Notes) below) a Noteholder; provided, however, that (subject to paragraph 5 (Record date in relation to Registered Notes) below) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a Voter except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting.

2.	ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

2.1	Bearer Notes

The holder of a Bearer Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bearer Note with such Paying Agent or arranging for such Bearer Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bearer Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bearer Note.

2.2	Registered Notes

The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Registered Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Registered Note.

3.	REFERENCES TO DEPOSIT/RELEASE OR BLOCKING/RELEASE OF NOTES

3.1	Bearer Notes

Where Bearer Notes are represented by a Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Bearer Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

3.2	Registered Notes

Where Registered Notes are represented by a Global Registered Note Certificate or are held in definitive form within a clearing system, references to the blocking, or release, of Registered Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

4.1	Bearer Notes

Block Voting Instructions in relation to Bearer Notes shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decides otherwise before the Meeting proceeds to business. If the Trustee so requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

4.2	Registered Notes

Block Voting Instructions in relation to Registered Notes and Forms of Proxy shall be valid only if deposited at the specified office of the Registrar or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	RECORD DATE IN RELATION TO REGISTERED NOTES

The Relevant Issuer may fix a record date for the purposes of any Meeting of the holders of Registered Notes or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Registered Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.	CONVENING OF MEETING

The Relevant Issuer, a Relevant Guarantor or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured and/or prefunded to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place (which need not be a physical space and instead may be by way of conference call, including by use of a videoconference platform), approved by the Trustee.

7.	NOTICE

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents in relation to Bearer Notes, and the Registrar, in relation to Registered Notes (with a copy to the Relevant Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Relevant Issuer or a Relevant Guarantor, the Trustee.

7.1	In relation to Bearer Notes

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bearer Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.2	In relation to Registered Notes

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Registered Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

8.	CHAIRPERSON

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Relevant Issuer or any Relevant Guarantor may appoint a Chairperson. The Chairperson of an adjourned Meeting need not be the same person as was the Chairperson of the original Meeting.

9.	QUORUM

The quorum at any Meeting shall be one or more Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes.

10.	ADJOURNMENT FOR WANT OF QUORUM

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)

in the case of any other Meeting (unless the Relevant Issuer, the Relevant Guarantors and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place (which need not be a physical place and instead may be by way of a conference call, including by use of a videoconference platform) as the Chairperson determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Relevant Issuer, the Relevant Guarantors and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

11.	ADJOURNED MEETING

The Chairperson may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.	PARTICIPATION

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Relevant Issuer, the Relevant Guarantors, the Principal Paying Agent and the Trustee;

(c)	the financial advisers of the Relevant Issuer, the Relevant Guarantors and the Trustee;

(d)	the legal counsel to the Relevant Issuer, the Relevant Guarantors and the Trustee and such advisers;

(e)	in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Principal Paying Agent; and

(f)	any other person approved by the Meeting or the Trustee.

14.	SHOW OF HANDS

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairperson’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

15.	POLL

A demand for a poll shall be valid if it is made by the Chairperson, the Relevant Issuer, any Relevant Guarantor, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairperson directs, but any poll demanded on the election of the Chairperson or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairperson directs.

16.	VOTES

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)

on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by such Voter by the unit of currency in which the Notes are denominated.

In the case of a voting tie the Chairperson shall have a casting vote.

Unless the terms of any Block Voting Instruction or Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which they are entitled or to cast all the votes which he exercises in the same way.

In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 4 (whether, inter alia, in respect of the Meeting or any poll resulting therefrom), be the equivalent in pounds sterling translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for pounds sterling on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 6 (Convening of Meeting), the date of such request. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

In this paragraph, a “Unit” means the lowest denomination of the Notes as stated in the relevant Final Terms or in the case of a meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

17.	VALIDITY OF VOTES BY PROXIES

Any vote by a Proxy in accordance with the relevant Block Voting Instruction in relation to either Bearer Notes or Registered Notes or Form of Proxy in relation to Registered Notes shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Relevant Issuer, a Relevant Guarantor, the Trustee nor the Chairperson has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be reappointed under a Block Voting Instruction (or, in relation to Registered Notes, a Form of Proxy) to vote at the Meeting when it is resumed.

18.	POWERS

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)

to approve any proposal by the Relevant Issuer and the Relevant Guarantors for any modification, abrogation, variation or compromise of any provisions of this Trust Deed, the Agency Agreement or the Conditions or any arrangement in respect of the obligations of the Relevant Issuer or any Relevant Guarantor under or in respect of the Notes;

(c)

(other than as permitted under Clause 9.3 (Substitution) of this Trust Deed) to approve the substitution of any person for the Relevant Issuer (or any previous substitute) as principal obligor under the Notes or the substitution of any person for any Relevant Guarantor (or any previous substitute) as guarantor under the Notes;

(d)

(other than as permitted under Clause 9.3 (Substitution) of this Trust Deed) to waive any breach or authorise any proposed breach by the Relevant Issuer or any Relevant Guarantor of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	to remove any Trustee;

(f)	to approve the appointment of a new Trustee;

(g)

to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(i)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

(j)

to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution; and

(k)

to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution (i) passed at a meeting of the Noteholders duly convened and held; (ii) passed as a resolution in writing; or (iii) passed by way of electronic consents given by Noteholders through the relevant clearing system(s), in accordance with the provisions of this Schedule, shall be binding upon all Noteholders and Couponholders, whether or not present at such Meeting referred to in (i) above and whether or not voting (including when passed as a resolution in writing or by way of electronic consent), and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and, in relation to Bearer Notes, the Paying Agents and, in relation to Registered Notes, the Registrar (with a copy to the Relevant Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

20.	MINUTES

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairperson shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

22.	FURTHER REGULATIONS

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Relevant Issuer, the Relevant Guarantors or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine and agree to the holding of meetings by conference call in circumstances where it may be impossible or inadvisable to hold physical meetings.

23.	SEVERAL SERIES

The following provisions shall apply where outstanding Notes belong to more than one Series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

(b)

Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)

Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

TRUST DEED

EXECUTION CLAUSES

The Issuers

EXECUTED and DELIVERED as a DEED by	)
INTERCONTINENTAL HOTELS GROUP PLC	)
a company incorporated in England and Wales acting by	)

)
a director of the Company	)	/s/ Michael Glover

	)	/s/ Nicolette Henfrey
a director / company secretary of the Company	)

EXECUTED and DELIVERED as a DEED by	)
IHG FINANCE LLC	)
a company incorporated in the state of Delaware	)	/s/ Randall Hammer
acting by	)

)
an authorised signatory of the Company	)

The Guarantors

EXECUTED and DELIVERED as a DEED by	)
INTERCONTINENTAL HOTELS GROUP PLC	)
a company incorporated in England and Wales acting by	)

)
a director of the Company	)	/s/ Michael Glover

)
a director / company secretary of the Company	)	/s/ Nicolette Henfrey

EXECUTED and DELIVERED as a DEED by	)
IHG FINANCE LLC	)
a company incorporated in the state of Delaware	)	/s/ Randall Hammer
acting by	)

)
an authorised signatory of the Company	)

EXECUTED and DELIVERED as a DEED by	)
INTERCONTINENTAL HOTELS LIMITED	)
a company incorporated in England and Wales acting by	)

)
a director of the Company	)	/s/ Michael Glover

)
a director / company secretary of the Company	)	/s/ Nicolette Henfrey

EXECUTED and DELIVERED as a DEED by	)
SIX CONTINENTS LIMITED	)
a company incorporated in England and Wales acting by	)

)
a director of the Company	)	/s/ Michael Glover

)
a director / company secretary of the Company	)	/s/ Nicolette Henfrey

The Trustee

EXECUTED as a DEED by	)
U.S. BANK TRUSTEES LIMITED	)
acting by an authorised signatory	)
in the presence of	)

/s/ Ashley Kingham	Signature of attorney

Name of attorney

/s/ Victoria de la Cruz	Signature of witness

Name of witness

Address of witness